EXECUTION COPY

U.S. $130,000,000

BCP III NAP L.P.,

by its general partner

BROOKFIELD CAPITAL PARTNERS LTD.

as Lender

- and -

NORTH AMERICAN PALLADIUM LTD.

as Borrower

- and -

LAC DES ILES MINES LTD.

as Guarantor

June 7, 2013

LOAN AGREEMENT

- i -

TABLE OF CONTENTS

(continued)

- ii -

LOAN AGREEMENT

THIS AGREEMENT is made as of June 7, 2013.

BETWEEN:

BCP III NAP L.P., a partnership incorporated under the laws of the Province of Manitoba, by its general partner, BROOKFIELD CAPITAL PARTNERS LTD., a corporation incorporated under the laws of the Province of Ontario

(together with its permitted successors and assigns, the “Lender”)

- and -

NORTH AMERICAN PALLADIUM, LTD., a corporation incorporated under the federal laws of Canada

(together with its permitted successors and assigns, the “Borrower”)

- and -

LAC DES ILES MINES LTD., a corporation incorporated under the federal laws of Canada

(together with its permitted successors and assigns, the “Guarantor”)

A.	The Borrower has requested the Lender make available the Loan for the purpose of refinancing the Existing Senior Secured Notes, financing capital expenditures, and approved general corporate purposes;

B.	The Lender has agreed to provide the Loan to the Borrower on the terms and conditions herein set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the covenants and agreements herein contained, and other valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

For the purposes of this Agreement:

1.1.1

“Acquisition” means, with respect to any Person, any purchase or other acquisition by such Person, regardless of how accomplished or effected (including any such purchase or other acquisition effected by way of amalgamation, merger, arrangement, business combination or other form of corporate reorganization or by way of purchase, lease or other acquisition arrangements), of (a) any other Person (including any purchase or acquisition of such number of the issued and outstanding securities of, or such portion of the Equity Interests in, such other Person so that such other Person becomes a Subsidiary of the purchaser or of any of its Affiliates) or of all or substantially all of the property of any other Person, or (b) any division, business, operation or undertaking of any other Person or of all or substantially all of the property of any division, business, operation or undertaking of any other Person.

1.1.2	“Accounting Changes” means (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Canadian Institute of Chartered Accountants (or successor thereto or any agency with similar functions); or (ii) changes in the application of such accounting principles adopted by the Borrower and concurred in by the Borrower’s independent chartered accountants.

1.1.3	“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person. For the purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

1.1.4	“Agreement” means this agreement and all Schedules attached hereto; the expressions “hereof”, “herein”, “hereto”, “hereunder”, “hereby” and similar expressions refer to this as a whole and not to any particular Article, Section, Schedule, or other portion hereof or thereof.

1.1.5	“Applicable Law” means, with respect to any Person, property, transaction, or event, all applicable federal, provincial, state, municipal, local or other laws (including the common law and civil law), statutes, rules, regulations, codes, treaties, ordinances, guidelines, policies, by-laws, directives, standards, conventions, judgments, orders, requests, awards or determinants of courts, arbitrators or mediators, and decrees in any applicable jurisdiction which apply to such Person, property, transaction or event.

1.1.6	“Approved Credit Rating Agency” means any one of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. and any other similar agency agreed to by the Borrower and the Lender.

1.1.7	“BNS Credit Agreement” means the second amended and restated credit agreement dated as of the date hereof between the Borrower, the Guarantor and The Bank of Nova Scotia as administrative agent and the persons who are lenders thereunder from time to time, as amended, restated, or replaced from time to time.

1.1.8	“Borrower Public Documents” has the meaning attributed to such term in Section 4.1.11.

1.1.9	“Borrowing Notice” means a borrowing notice substantially in the form of Exhibit 1.

1.1.10	“Business” means the business of the Borrower and its Subsidiaries, being the mining of palladium and ancillary products and activities incidental to the operation of such business, including the development of the mine and sale of such products.

1.1.11	“Business Day” means a day (other than Saturday or Sunday) on which banks are generally open for business in Toronto, Ontario.

1.1.12	“Canadian Pension Plans” means a pension plan for the purposes of any federal or provincial pension benefit law or under the Income Tax Act (Canada) which is maintained or contributed to, or to which there is or may be an obligation to contribute by the Borrower or any Guarantor in respect of its employees in Canada other than Statutory Plans, and multi-employer pension plans.

1.1.13	“Canadian Resident” means a Person who is not a non resident of Canada for purposes of the Income Tax Act (Canada) or who is an authorized foreign bank deemed to be a resident in Canada for purposes of Part XIII of the Income Tax Act (Canada) in respect of any amounts to be paid or credited to such Person under this Agreement and any other Loan Document.

1.1.14	“Capital Expenditures” means the sum of, without duplication, all expenditures made by the Borrower and its Subsidiaries in any period for tangible assets required to be classified as fixed assets or leasehold improvements on the consolidated balance sheet of the Borrower in accordance with GAAP.

1.1.15	“Capital Lease Obligation” means, for any Person, any payment obligation of such Person under an agreement for the lease, license or rental of, or providing such Person with the right to use, property that, in accordance with GAAP, is required to be capitalized.

1.1.16	“Cash Equivalents” means:

(a)	bonds, debentures or other evidences of indebtedness issued or directly and fully guaranteed or insured by the United States or Canadian government, any agency or instrumentality thereof or, if such bonds, debentures or other evidences of indebtedness are rated at least A-1 or P-1 (or its equivalent) by an Approved Credit Rating Agency or R1 (mid) by Dominion Bond Rating Service Limited (“DBRS”), of the government of any Province of Canada or any agency or instrumentality thereof;

(b)	any evidence of indebtedness, maturing not more than one year after such time, issued or directly and fully guaranteed or insured by the United States or Canadian government or, if such evidence of indebtedness is rated at least A-1 or P-1 (or its equivalent) by an Approved Credit Rating Agency or R1 (mid) by DBRS, by the government of any Province of Canada;

(c)	commercial paper, maturing not more than nine months from the date of issue, which is issued by,

(i)	a corporation (other than an Obligor or any Affiliate of any Obligor) organized under the laws of any state of the United States, of the District of Columbia, of Canada or of any Province of Canada and rated at least A-1 or P-1 (or its equivalent) by an Approved Credit Rating Agency or R1 (mid) by DBRS; or

(ii)	a bank that is listed on Schedule I to the Bank Act (Canada); and

(d)	any deposit, certificate of deposit or bankers’ acceptance, maturing not more than one year after such time, which is issued by either,

(i)	a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than U.S.$500,000,000; or

(ii)	a bank that is listed on Schedule I to the Bank Act (Canada).

1.1.17	“Change of Control” means the occurrence of any transaction or event as a result of which any Person (or group of Persons) shall purchase or acquire legal or beneficial ownership, either directly or indirectly, of thirty-three percent (33%) or more (by voting power) of the outstanding Voting Securities.

1.1.18	“Claims” has the meaning attributed thereto in Section 3.18.2.

1.1.19	“Class Action” means the potential class action commenced in the Ontario Superior Court (Court File No. CV-11-16787).

1.1.20	“Closing Date” means June 7, 2013.

1.1.21	“Collateral Agent” has the meaning attributed thereto in Section 5.1.1.

1.1.22	“Collective Agreements” means collective agreements and related documents including benefit agreements, letters of understanding, letters of intent and other written communications with bargaining agents or trade unions by which the Borrower or any Guarantor is bound or which impose any obligations upon the Borrower or any Guarantor or set out the understanding of the parties with respect to the meaning of any provisions of such collective agreements.

1.1.23	“Commitment Fee” has the meaning attributed thereto in Section 2.3.

1.1.24	“Commitment Letter” means the committed term sheet entered into by the Lender and the Borrower dated as of May 7, 2013.

1.1.25	“Commitment Period” means the period from the date the Lender confirms in writing it is satisfied with its due diligence in respect of the Obligors until 90 days thereafter.

1.1.26	“Common Shares” means common shares in the capital of the Borrower.

1.1.27	“Competitor” has the meaning ascribed thereto in Section 9.7.3.

1.1.28	“Compliance Certificate” means the certificate required to be delivered pursuant to Section 6.3, substantially in the form attached as Exhibit 2 and signed by a senior officer of the Borrower.

1.1.29	“Consolidated EBITDA” means, for any rolling twelve month period, Net Income after income tax and extraordinary items available to common stock holders as shown on the Borrower’s consolidated statement of income for such period; plus, to the extent deducted in calculating Net Income for such period:

(a)	Interest Expense;

(b)	income tax expense;

(c)	depreciation and amortization;

(d)	capitalized starting and closure costs; and

(e)	non-cash asset impairment charges;

and less, to the extent included in calculating Net Income for such period:

(f)	income tax recoveries;

(g)	insurance recoveries;

(h)	non-cash gains arising from the write-up of assets (excluding, for greater certainty, any write-up of receivables and inventory and any changes in fair value of foreign exchange and interest rate hedges);

(i)	any extraordinary gain; and

(j)	any expenses incurred to fund future explorations using cash proceeds from flow-through common share equity issuances;

all as determined in respect of the Borrower on a consolidated basis. For certainty, exploration expenses funded by flow through common share equity issuances shall not be included as an operating expense for purposes of calculating Consolidated EBITDA.

1.1.30	“Contaminant” means (a) any contaminant, pollutant, deleterious substance, toxic substance, hazardous waste, hazardous material, hazardous substance, petroleum product, oil, flammable explosives, asbestos or radioactive material, (b) any substance, gas, material, chemical sound, vibration or other forms of energy which is or may now or hereafter be defined as or included in the definition of “contaminant”, “pollutant”, “deleterious substance”, “hazardous substances”, “toxic substances”, “hazardous materials”, “hazardous wastes” or words of similar import under any Environmental Law, (c) any other chemical, material, gas or substance, the exposure or release of which is or may be now or hereafter prohibited, limited or regulated by any Environmental Law, or (d) any chemical, material, gas or substance that does or may pose a hazard to health and/or safety of Persons or the environment.

1.1.31	“Debenture” means a fixed and floating charge debenture in form and substance satisfactory to the Lender.

1.1.32	“Debt” means, at any time, with respect to any Person, without duplication, all the liabilities of that Person at that time in respect of:

(a)	indebtedness for borrowed money (including by way of overdraft), and all obligations, whether or not with respect to the borrowing of money, that are evidenced by bonds, debentures, notes or other similar instruments;

(b)	the face amount of all bankers’ acceptances and similar instruments;

(c)	any capital stock of that Person, or of any Subsidiary of that Person, which capital stock, by its terms or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder, or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, in each case for cash or securities constituting Debt, and in each case prior to or within 6 months of the Maturity Date;

(d)	all Capital Lease Obligations, synthetic lease obligations, obligations under Sale Leasebacks and Purchase Money Obligations;

(e)	the undrawn face amount of letters of credit, letters of guarantee and similar instruments;

(f)	all Hedging Obligations;

(g)	whether or not so included as liabilities in accordance with GAAP, (A) all obligations of such Person to pay the deferred purchase price of property or services, and (B) indebtedness secured by an Encumbrance on the Property of such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, provided that if such indebtedness is not assumed, the amount thereof shall be limited to the fair market value of the Property subject to such Encumbrance; and

(h)	contingent liabilities under any Guarantees of any part or all of an obligation of another Person of the type included in items (a) through (g) above;

For all purposes of this Agreement, the Debt of any Person shall include the Debt of any partnership or joint venture in which such Person is a general partner or a joint venture and in respect of which such Person is liable but shall specifically exclude:

(i)	deferred taxes;

(ii)	obligations to trade creditors incurred in the ordinary course of business;

(iii)	liabilities in respect of advances made to such Person by its customers under contracts between such Person and such customers to the extent that such advances are made in the ordinary course of business;

(iv)	obligations under operating leases other than synthetic leases or similar instruments; and

(v)	any contingent liability in respect of any construction materials or like bonds or guarantees required to be delivered in the ordinary course of business.

1.1.33	“Default” means any event or condition which, upon notice, lapse of time, or both, would constitute an Event of Default.

1.1.34	“Disposition” means any sale, assignment, transfer, conveyance, lease, license, granting of an option, demolition, abandonment or other disposition (or agreement to dispose) of any nature or kind whatsoever of any property or of any right, title or interest in or to any property, and the verb “Dispose” has a correlative meaning.

1.1.35	“EDGAR” means the Electronic Data Gathering, Analysis and Retrieval system.

1.1.36	“Employees” means those individuals employed by the Borrower or any Guarantor on a full-time, part-time or temporary basis, including those employees on disability leave, parental leave or other absence.

1.1.37	“Employment Contracts” means any contract, agreement, commitment or other binding agreement, other than an Employee Plan, relating to an Employee, including any communication or course of conduct relating to an Employee which imposes any obligation on the Borrower or any Guarantor.

1.1.38	“Employee Plan” means all plans with respect to the Borrower or any Guarantor’s employees or former employees to which the Borrower or any Guarantor is a party to or bound by or to which the Borrower or any Guarantor has an obligation to contribute relating to any employee benefit, incentive, stock option, stock purchase, stock appreciation, bonus, profit sharing, deferred compensation, incentive compensation, life insurance and similar plans, accident insurance, hospitalization, health, welfare, disability, medical or dental treatment or expenses, unemployment insurance benefits, employee loans, vacation pay, severance or termination pay or other benefit plan, arrangements or practices relating to the current or former employees, officers or directors of the Borrower or any Guarantor maintained, sponsored or funded by the Borrower or any Guarantor, whether written or oral, funded or unfunded, insured or self-insured, registered or unregistered, other than a Statutory Plan, a Canadian Pension Plan, a multi-employer pension plan or other Employee Plan created under a Collective Agreement or administered by a union.

1.1.39	“Encumbrance” means any mortgage, debenture, pledge, hypothec, lien, charge, assignment by way of security, consignment, lease, hypothecation, security interest (including a purchase money security interest), or other security agreement, trust or arrangement having the effect of security for the payment of any debt, liability or obligation, and “Encumbrances”, “Encumbrancer”, “Encumber” and “Encumbered” shall have corresponding meanings.

1.1.40

“Environmental Law” means with respect to any Person, transaction, event or Property any and all present and future Applicable Law, in each case as now or thereafter in effect, relating to the regulation or protection of human health, safety, natural resources or the environment or to Releases or threatened Releases of pollutants, Contaminants, chemicals or toxic or hazardous substances, wastes or recyclables into or in the natural environment, including ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, Contaminants, chemicals or toxic or hazardous substances, wastes or recyclables.

1.1.41	“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust, warrants, options, or any other equity interests in any Person.

1.1.42	“Event of Default” has the meaning attributed to such term in Section 8.1.

1.1.43	“Excluded Taxes” means, in relation to any Person, those Taxes on income or capital which are imposed or levied by any jurisdiction or any political subdivision of such jurisdiction solely as a result of such Person (a) being organized under the laws of such jurisdiction or any political subdivision of such jurisdiction, (b) having its principal office or lending office in such jurisdiction, (c) being resident in such jurisdiction, (d) carrying on business in such jurisdiction, or (e) not dealing at arm’s length (as defined for the purposes of any taxing statute in the applicable jurisdiction) with the Borrower.

1.1.44	“Exit Fee” has the meaning given thereto in the Fee Letter.

1.1.45	“Existing Security Documents” has the meaning provided thereto in Section 5.1.1;

1.1.46	“Existing Senior Note Indenture” means the trust indenture dated October 4, 2011 between the Borrower, as issuer, and Computershare Trust Company of Canada, as trustee, as the same may be amended, supplemented, replaced or otherwise modified from time to time.

1.1.47	“Existing Senior Secured Notes” means the 9.25% senior secured notes due October 4, 2014 of the Borrower, in an original aggregate principal amount issued pursuant to the Existing Senior Note Indenture.

1.1.48	“Existing Senior Facility” means the credit facilities made available to the Borrower under the BNS Credit Agreement.

1.1.49	“Fee Letter” means the fee letter between the Borrower and the Lender in respect of the Loan dated as of the date hereof, as amended, restated or replaced from time to time.

1.1.50	“Financial Assistance” given by any Person (the “Financial Assistance Provider”) to or for the account or benefit of any other Person (the “Financial Assistance Recipient”) means any direct or indirect financial assistance of any nature, kind or description whatsoever (by means of loan, guarantee or otherwise) of or from such Financial Assistance Provider, or of or from any other Person with recourse against such Financial Assistance Provider or any of its property, to or for the account or benefit of the Financial Assistance Recipient.

1.1.51	“Fiscal Quarter” means each calendar quarter ending on March 31, June 30, September 30 and December 31 of each year.

1.1.52	“Fiscal Year” means the period of January 1 to December 31 of each year.

1.1.53	“GAAP” means generally accepted accounting principles in Canada, including IFRS, applied on a consistent basis.

1.1.54	“General Security Agreement” means a general security agreement in form and substance satisfactory to the Lender.

1.1.55	“Governmental Authority” means any government, parliament, legislature, regulatory authority, agency, ministry, department, commission, board, instrumentality or rule making entity of any government, parliament or legislature, or any court, tribunal, arbitration board or arbitrator or (without limitation to the foregoing) other law, regulation or rule making entity having or purporting to have jurisdiction in the relevant circumstances, or any Person acting or purporting to act under the authority of any of the foregoing (including, without limitation, any arbitrator).

1.1.56	“Guarantee” means, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, letter of credit, lease, dividend or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation of any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation (including keep well covenants), or to make payment for any products, materials or supplies or for any transportation or services regardless of the non delivery or non furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the lender of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

1.1.57	“Guarantors” means any Subsidiary of the Borrower other than an Immaterial Subsidiary, and “Guarantor” means any of them and includes, without limitation, Lac Des Iles Mines Ltd.

1.1.58	“Hedge Instrument” means, with respect to any Person, any interest rate, foreign exchange or commodity price risk management agreement or product, including interest rate, currency or commodity exchange or swap agreements, futures contracts, forward rate agreements, interest rate cap agreements and interest rate collar agreements, options and all other agreements or arrangements designed primarily to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.

1.1.59	“Hedging Obligations” means, with respect to any Person, the Person’s net payment obligations under Hedge Instruments calculated as the Mark to Market Amount at the date of determination.

1.1.60	“IFRS” means International Financial Reporting Standards established by the International Accounting Standards Board.

1.1.61	“Immaterial Subsidiary” means, as of the date hereof, and at any future date of determination, any Subsidiary of the Borrower that does not have any assets or carry on any active business and which the Lender has agreed in writing to designate as such.

1.1.62	“Indemnified Party” has the meaning attributed to such term in Section 3.18.2.

1.1.63	“Information” has the meaning attributed to such term in Section 9.12.

1.1.64	“Intellectual Property” means any trademarks, service marks, business names, designs, logos, indicia and/or other source and/or business identifiers, copyrights, unpatented inventions (whether or not patentable), patents, industrial designs, integrated circuit topographies, licenses, license agreements, URLs, Internet domain names and other similar rights (including know how, trade secrets and other proprietary or confidential information and license agreements relating to the manufacturing and marketing of product), applications and registrations related to any of the foregoing, and computer tapes or disks, flow diagrams, specification sheets, source codes, object codes and other physical manifestations, embodiments or incorporations or any of the foregoing, and includes, without limitation, computer software.

1.1.65	“Intercreditor Agreement” means the Intercreditor Agreement described in Section 5.1.1, as amended, restated or replaced from time to time;

1.1.66	“Interest Expense” of a Person means, for any period and on a consolidated basis, without duplication, (i) the aggregate amount of interest and other financing charges expensed by such Person for such period with respect to Debt, including interest, discount and financing fees, commissions, discounts, banking charges, and other fees and charges payable with respect to letters of credit, letters of guarantee and bankers’ acceptance financing, standby fees, and the interest component of any Capital Lease Obligation; (ii) amortization of all fees (including, without limitation, fees with respect to Hedging Obligations) payable in connection with the incurrence of Debt; and (iii) all non-cash accretion related to any financial instruments that are entered into in the ordinary course of business and consistent with past practice, all as determined in accordance with GAAP. For certainty, Interest Expense shall include the $7,200,000 premium payment made in connection with the repayment of the Existing Senior Secured Notes as required by the Existing Senior Note Indenture.

1.1.67	“Interest Payment Date” has the meaning attributed to such term in Section 3.2.

1.1.68	“Interest Rate” has the meaning attributed to such term in Section 3.1.

1.1.69	“Investment” means, with respect to any Person, the making by such Person of (a) any direct or indirect investment in or purchase or other acquisition of the equity securities of or an equity interest in any other Person, (b) any loan or advance to, purchase of debt securities of, or arrangement for the purpose of providing funds or credit to (excluding extensions of trade credit in the ordinary course of business in accordance with customary commercial terms) any other Person, or (c) any capital contribution to (whether by means of a transfer of cash or other property or any payment for property or services for the account or use of) any other Person; provided that, for greater certainty, an Acquisition shall not be treated as an Investment.

1.1.70	“Junior Convertible Debentures” means the 6.15% unsecured convertible debentures due September 30, 2017 of the Borrower in an original aggregate principal amount of $43,000,000 issued pursuant to the Junior Indenture.

1.1.71	“Junior Indenture” means the convertible debenture indenture dated July 31, 2012 between the Borrower, as issuer, and Computershare Trust Company of Canada, as trustee, as the same may be amended, supplemented, replaced or otherwise modified from time to time.

1.1.72	“LDI Project” means expansions, improvements and capital expenditures to the mine owned and leased by the Guarantor pursuant to the capital expenditure plan included in Schedule 6.1.4.

1.1.73	“Leased Lands” means the lands and premises leased by the Borrower and the Guarantors and described in Schedule 1.1.73 (as updated from time to time pursuant to Section 6.3.5).

1.1.74	“Loan” means the loan in the aggregate maximum principal amount of up to US$130,000,000 made by the Lender to the Borrower in accordance with the terms and conditions of this Agreement.

1.1.75	“Loan Documents” means, collectively, this Agreement, the Fee Letter, the Security Documents, and all other agreements, instruments and documents from time to time (both before and after the date of this Agreement) delivered to the Lender in connection with this Agreement or the other Loan Documents.

1.1.76	“Mark to Market Amount” means, with respect to any Hedging Obligations, the net amount of all amounts payable by the Borrower or a Guarantor as calculated and determined by the Lender and the Borrower, in good faith, pursuant to Section 6(e) of the 2002 ISDA Master Agreement published by the International Swaps and Derivatives Association, Inc., calculated as regards Hedging Obligations that are terminated as if all Transactions had terminated using the Market Quotation payment measure for Early Termination with two Affected Parties on the date of determination pursuant to Section 6(e) of the 2002 ISDA Master Agreement provided, that for purposes of this definition, such amount shall at all times be deemed to be at least $1.00; for the purposes of this definition, capitalized terms not defined in this Agreement shall have the meaning given to those terms in the 2002 ISDA Master Agreement.

1.1.77	“Material Adverse Effect” means a material adverse effect on (a) the business, affairs, operations, capital, condition (financial or otherwise) of the Borrower and the Guarantors, taken as a whole, (b) the ability of the Borrower and the Guarantors to perform their obligations under the Loan Documents or the Material Contracts, or (c) the rights and remedies of the Lender under the Loan Documents.

1.1.78	“Material Contract” means any written agreement entered into by the Borrower which:

(a)	is listed on Schedule 4.1.19;

(b)	has a scheduled term of more than 12 months and represents more than 10% of the historic twelve-month rolling revenue of the Borrower on a consolidated basis based on the most recent financial statements delivered pursuant to Section 6.3; or

(c)	if not complied with or if terminated other than at scheduled maturity, could reasonably be expected to have a Material Adverse Effect;

1.1.79	“Material Employees” means those individuals who are employed by the Borrower who hold a title of director, department head or higher;

1.1.80	“Material Permit” means any Permit which, if not obtained, or the loss, or termination of which, or the breach of or non compliance with, could reasonably be expected to have a Material Adverse Effect.

1.1.81	“Maturity Date” means, subject to extension pursuant to Section 3.12, June 7, 2017.

1.1.82	“Net Income” means, for any period, the consolidated net income (loss) of the Borrower for such period, as determined in accordance with GAAP.

1.1.83	“Net Proceeds” means (i) with respect to any Disposition, the aggregate cash proceeds of such Disposition net of reasonable, bona fide direct transaction costs (including fees and commissions applicable thereto), expenses incurred in connection with such Disposition and Taxes directly attributable to the Disposition and (ii) with respect to the receipt of proceeds under any insurance policy (other than business interruption insurance), the net amount equal to the aggregate amount of such insurance proceeds received in cash and not otherwise reinvested as permitted under this Agreement, less the deductibles and out-of-pocket expenses and Taxes paid or payable by any Obligor in connection with the claim giving rise to such proceeds.

1.1.84	“Obligations” means all indebtedness, liabilities and other obligations owed to the Lender hereunder or under any other Loan Document, whether actual or contingent, direct or indirect, matured or not, now existing or hereafter arising.

1.1.85	“Obligors” means collectively the Borrower and the Guarantors, and “Obligor” means any one of them.

1.1.86	“Officer’s Certificate” means a certificate in form satisfactory to the Lender signed by the Chief Executive Officer, the Chief Financial Officer, General Counsel or Treasurer of the Borrower.

1.1.87	“Owned Lands” means the lands owned by the Borrower and the Guarantors and legally described in Schedule 1.1.87 (as updated from time to time pursuant to Section 6.3.5).

1.1.88	“Permits” means all permits, licenses, approvals, consents, registrations, certificates, privileges, exemptions and similar authorizations issued or granted by any Governmental Authority or any third party, including without limitation, environmental Permits.

1.1.89	“Permitted Asset Disposition” means a sale, transfer or other Disposition of (i) Investments existing at the date hereof; and (ii) Property by any Obligor, provided that the aggregate proceeds of all such Dispositions in (ii) do not exceed $1,000,000 in any one Fiscal Year, and further provided that the aggregate proceeds realized from a Disposition in (A) or (B) below shall not be included in the calculation of such $1,000,000 maximum amount in any Fiscal Year; (A) a Disposition of Property, the aggregate proceeds of which are committed or applied within 90 days of receipt thereof to purchase replacement Property used by an Obligor in the ordinary course of business; or (B) a Sale Leaseback that is otherwise permitted under this Agreement.

1.1.90	“Permitted Encumbrances” means, in respect of the Property of any Obligor any of the following:

(a)	liens for Taxes not yet due or for which installments have been paid based on reasonable estimates pending final assessments, or if due, the validity of which is being contested diligently and in good faith by appropriate proceedings by the Obligor for which reasonable reserves under GAAP are maintained;

(b)	inchoate or statutory liens of contractors, sub-contractors, mechanics, workers, suppliers, materialmen, carriers and others in respect of construction, maintenance, repair or operation of assets of such Obligor, or otherwise arising in the ordinary course, provided that such liens are related to obligations not due or delinquent, and adequate holdbacks are being maintained as required by applicable legislation or such liens are being contested in good faith by appropriate proceedings and in respect of which there shall have been set aside a provision or reserve (at least to the extent required by GAAP) in an amount which is adequate with respect thereto and provided further that such liens do not detract in any material respect from the ability of the Lender to exercise its rights under the Security in respect of such assets or interfere in any material respect with the use thereof in the operation of the business of the Obligor;

(c)	reservations, limitations, provisos and conditions expressed in any original grants from the Crown or other grants of real or immovable property, or interests therein, which do not materially affect the use of the affected land for the purpose for which it is used by the Obligor;

(d)	zoning, land use and building restrictions, by laws, regulations and ordinances of federal, provincial, state, municipal and other Governmental Authorities, licences, easements, rights of way, servitudes and rights in the nature of easements (including, without limiting the generality of the foregoing, licences, easements, rights of way and rights in the nature of easements for railways, sidewalks, public ways, sewers, drains, gas, steam and water mains or electric light and power, or telephone and telegraph conduits, poles, wires and cables) which do not materially impair the use of the affected land for the purpose for which it is used by the Obligor;

(e)	title defects, encroachments or irregularities or other matters relating to title which are of a minor nature and which in the aggregate do not materially impair the use of the affected property for the purpose for which it is used by the Obligor;

(f)	the right reserved to or vested in any Governmental Authority which is conferred or reserved by or in any statute of Canada or province or territory thereof, by the terms of any lease, licence, franchise, grant or permit acquired by the Obligor or by any statutory provision to terminate any such lease, licence, franchise, grant or permit, or to require annual or other periodic payments as a condition to the continuance thereof;

(g)	Encumbrances resulting from the deposit of cash or securities in connection with contracts, tenders, expropriation proceedings, surety or appeal bonds and costs of litigation when required by law, Encumbrances securing workmen’s compensation and employment insurance obligations, liens and claims incidental to construction, mechanics’, warehousemen’s, carriers’, suppliers, repairers, storage and other similar liens, and public, statutory and other like obligations incurred in the ordinary course of business (including, without limitation, obligations in respect of Canadian Pension Plans), provided the obligations secured by such Encumbrances are not yet due and payable, or are being contested diligently and in good faith;

(h)	security given to a public utility or any municipality or Governmental Authority when required by such utility or Governmental Authority in connection with the operations of the Obligor in the ordinary course of its business;

(i)	applicable municipal and other governmental restrictions, including municipal by laws and regulations, affecting the use of land or the nature of any structures which may be erected thereon, provided that the Obligor is in compliance therewith in all material respects and such restrictions do not materially reduce the value of the assets of the Obligor or materially interfere with the use of such assets in the operation of the business of the Obligor;

(j)	the Encumbrance created by a judgment of a court of competent jurisdiction, as long as the judgment is being contested diligently and in good faith by appropriate proceedings by the Obligor and does not result in an Event of Default;

(k)	Encumbrances securing Purchase Money Obligations, Capital Lease Obligations, provided that the aggregate amount of the Debt secured thereby does not at any time exceed $17,000,000 (or the equivalent amount in any other currency) or Encumbrances securing Sale Leaseback transactions which are not Capital Leases, provided that the aggregate amount of the Debt secured thereby does not at any time exceed $5,000,000 and provided that the Encumbrances securing such obligations extend only to the Property acquired or financed thereby (including the proceeds of such Property);

(l)	cash collateral deposited with financial institutions as security for letters of credit posted in the ordinary course of business, provided that, at any time, the aggregate face amount of all letters of credit secured by such cash collateral shall not exceed $1,000,000;

(m)	in order to secure (A) the Borrower’s or a Guarantor’s obligation incurred in the ordinary course of business, to reimburse any issuer of indemnity or performance bonds relating to contracts described in (y) below or (B) the Borrower’s or a Guarantor’s performance of such contracts or bids or tenders related thereto entered into in the ordinary course of business: (x) pledges of deposits or securities not to exceed, in the aggregate at any time, $1,000,000 (or the equivalent amount in any other currency); and (y) Encumbrances that attach only to contracts entered into in the ordinary course of business pursuant to which construction projects are undertaken or materials or services are supplied to any construction projects; provided that the aggregate amount secured by all such pledges and liens referred to in (x) and (y) above shall not exceed, at any time, $5,000,000 (or the equivalent amount in any other currency);

(n)	a lien registered under the Construction Lien Act of Ontario against the real property of any Obligor not to exceed $5,000,000 (where such amount includes both the claimed amount under the registered lien and any amounts claimed by others under the registered lien) but such lien shall only be permitted to the extent that adequate security has been posted within the time required therefor pursuant to the Construction Lien Act of Ontario and the lien is being contested in good faith by appropriate and timely proceedings and where all enforcement proceedings have been stayed;

(o)	any Purchase Money Obligations, Capital Lease Obligations or real property mortgages that were existing on Property when it was acquired in accordance with this Agreement and which were not created in connection with, or in contemplation of, such acquisition provided that such obligations do not in the aggregate exceed 10% of the aggregate consideration of such acquisition;

(p)	escrow or holdback arrangements pertaining to the disposition of assets by the Borrower or a Guarantor entered into in the ordinary course of business;

(q)	the extension, renewal or refinancing of any Permitted Encumbrance provided that the amount so secured does not exceed the original amount secured immediately prior to such extension, renewal and refinancing and the Encumbrance is not extended to any additional property;

(r)	Encumbrances securing the Existing Senior Facilities not exceeding US$60,000,000 in the aggregate principal amount;

(s)	Encumbrances existing on the Closing Date and set out in Schedule 1.1.90; and

(t)	other Encumbrances agreed to in writing by the Lender.

1.1.91	“Permitted Hedging Obligations” means Hedging Obligations that are not speculative, are entered into for commercially reasonable purposes in connection with the Business, and are:

(a)	in existence at the date hereof and disclosed in Schedule 1.1.91; or

(b)	unsecured contracts for forward sales or call options sold:

(i)	that do not exceed 90% at any time of the expected quantities of metals that (x) are subject to purchase under a smelter agreement that is in effect for such metals, (y) that are contained in concentrate that has been shipped from the Obligors’ mines, and (z) with maturities that correspond to the quotational periods for all such metal under the applicable smelter contract; and

(ii)	additional contracts for forward sales or call options sold excluding relating to quantities of metals that are subject to purchase under a smelter contract to the extent that such forward rate contracts do not exceed a maximum of 30% of the forecast production for all such payable metal in concentrate (to be the lesser of the Borrower’s annual budget and current mine plan forecast) with an aggregate Mark-to Market Amount of US$7,500,000 and having maturities that are not included in those contracts for forward sales or call options sold not greater than 12 months from the trade date.

1.1.92	“Person” means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative or Governmental Authority.

1.1.93	“Post-Closing Security” has the meaning ascribed to such term in Section 6.1.23.

1.1.94	“Postponement and Subordination Agreement” means a postponement and subordination agreement among the Lender, an Obligor and another Person which agreement shall provide for (i) the postponement and subordination in favour of the Lender of all amounts owing to such Person by an Obligor on terms reasonably satisfactory to the Lender and (ii) the subordination in favour of the Security of any Encumbrance granted to such Person.

1.1.95	“Predecessor Corporation” has the meaning attributed thereto in Section 6.4.1.

1.1.96	“Preferred Claims” has the meaning attributed thereto in Section 6.1.18.

1.1.97	“Prepayment Fee” has the meaning attributed thereto in Section 2.4.

1.1.98	“Principal Amount” means the principal amount of the Loan or outstanding under this Agreement from time to time, which shall consist of the principal amount originally advanced hereunder plus any deferred interest and fees which have been added to such Principal Amount in accordance with Section 3.3, less any prepayments and repayments thereof.

1.1.99	“Property” means, with respect to any Person, all of its present and future undertaking, property and assets.

1.1.100	“Purchase Money Obligations” means the outstanding balance of the purchase price of real and/or personal property, title to which has been acquired or will be acquired upon payment of such purchase price, or indebtedness to non vendor third parties incurred to finance the acquisition of new (and not replacement) real and/or personal property, or any refinancing of such indebtedness or outstanding balance (provided the outstanding principal amount thereof is not increased).

1.1.101	“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into or through the natural environment, including the movement of Contaminants through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

1.1.102	“Restricted Payment” means, with respect to any Obligor, any payment by such Obligor to any other Person (a) of any dividends or any other distribution on any shares of its capital, (b) on account of, or for the purpose of setting apart any property for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of any shares of its capital or any warrants, options or rights to acquire any such shares or (c) of any principal of, premium on, or of any amount in respect of a sinking or analogous fund or defeasance fund for, any Debt of such Obligor ranking in right of payment pari passu with or subordinate to the Obligations, prior to the scheduled date thereof.

1.1.103	“Sale Leaseback” means an arrangement under which title to any property or an interest therein is transferred by or on the direction of a Person (“X”) to another Person which leases or otherwise grants the right to use such property, asset or interest (or other property, which X intends to use for the same or a similar purpose) to X (or nominee of X), whether or not in connection therewith X also acquires a right or is subject to an obligation to acquire the property, asset or interest, and regardless of the accounting treatment of such arrangement.

1.1.104	“Securities Commissions” means, collectively, the securities commissions or other securities regulatory authorities in each of the provinces and territories of Canada.

1.1.105	“Securities Laws” means, collectively, all applicable securities legislation in each of the provinces and territories of Canada and the respective regulations made thereunder, together with applicable instruments, rules, policies, policy statements, notices, blanket rulings, decisions and orders, prescribed forms, published fee schedules, and other regulatory instruments issued or adopted by the Securities Commissions.

1.1.106	“Securities Litigation” means the Class Action and any other litigation, arbitration or administrative proceedings or investigations arising out of or related to the facts and circumstances described in the Class Action.

1.1.107	“Security” means the Encumbrances created by the Security Documents.

1.1.108	“Security Documents” means any guarantees and security documents held from time to time by the Lender securing or intended to secure repayment of the Obligations, including, without limitation, the security described in Section 5.1 and the Post-Closing Security.

1.1.109	“SEDAR” has the meaning attributed thereto such term in National Instrument 13 101 System for Electronic Document Analysis and Retrieval (SEDAR).

1.1.110	“Senior Debt” means, at any time, without duplication, all secured Debt and Capitalized Lease Obligations of the Borrower and its Subsidiaries on a consolidated basis (and including the Loan at the Principal Amount thereof plus any accrued and unpaid interest thereon and including any fees or other amounts owing hereunder) (i) other than the Prepayment Fee and any Subordinated Debt, and (ii) net of Cash Equivalents and immediately available cash held in a bank account with a bank listed on Schedule I to the Bank Act (Canada) provided that such cash is not subject to Encumbrances other than customary bankers’ liens in favour of such bank other than repayment of Senior Debt, and (iii) not including cash proceeds from flow-through common share equity issuances intended to fund future exploration which will be treated as restricted cash.

1.1.111	“Senior Debt to EBITDA Ratio” means, for any applicable period, the ratio of (i) Senior Debt at the last day of such period to (ii) Consolidated EBITDA.

1.1.112	“Statutory Plan” means a statutory benefit plan which the Borrower or any Guarantor is required to participate in or comply with, including the Canada and Quebec Pension Plans and plans administered pursuant to applicable health tax, workplace safety insurance and employment insurance legislation.

1.1.113	“Subordinated Debt” means Debt of the Borrower which has been subordinated and postponed to the Obligations pursuant to a Postponement and Subordination Agreement (or otherwise on terms reasonably acceptable to the Lender) and which has a maturity date that is at least 6 months after the Maturity Date.

1.1.114	“Subsidiary” of a Person, means a subsidiary body corporate within the meaning of the Business Corporations Act (Ontario) and any partnership or other organization in respect of which such Person or any Subsidiary of such Person has the direct or indirect right to make or control management decisions, and “Subsidiaries” means all of them. Where the term “Subsidiary” or “Subsidiaries” is used herein without further qualification, such term shall mean a Subsidiary or the Subsidiaries of the Borrower.

1.1.115	“Successor Corporation” has the meaning attributed thereto in 6.4.1.

1.1.116	“Taxes” means all taxes (including for certainty, real property taxes), assessments, levies, imposts, stamp taxes, duties, deductions, charges and similar impositions payable, levied, collected or assessed as of the date of this Agreement or at any time in the future, and “Tax” shall have a corresponding meaning.

1.1.117	“TSX” means the Toronto Stock Exchange.

1.1.118	“Voting Securities” means any securities of the Borrower having power generally to vote in the election of directors of the Borrower.

1.2	Gender and Number

Words importing the singular include the plural and vice versa and words importing gender include all genders.

1.3	Interpretation Not Affected by Headings, etc.

The division of this Agreement into Articles, Sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.4	Monetary References

Any reference in this Agreement to “Dollars”, “dollars” or the sign “$” shall be deemed to be a reference to lawful money of Canada, unless expressly provided otherwise.

1.5	References

Except as otherwise specifically provided, reference in this Agreement to any contract, agreement, document or any other instrument shall be deemed to include references to the same as varied, amended, supplemented, restated or replaced from time to time and reference in this Agreement to any enactment, including without limitation, any statute, law, by law, regulation, ordinance or order, shall be deemed to include references to such enactment as re-enacted, amended or extended from time to time.

1.6	Invalidity of Provisions

Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

1.7	This Agreement to Govern

If there is any inconsistency between the terms of this Agreement and the terms of any Security Document, the provisions hereof shall prevail to the extent of the inconsistency.

1.8	Actions on Days Other Than Business Days

Except as otherwise specifically provided herein, where any payment is required to be made or any other action is required to be taken on a particular day and such day is not a Business Day and, as a result, such payment cannot be made or action cannot be taken on such day, then this Agreement shall be deemed to provide that such payment shall be made or such action shall be taken on the first Business Day after such day.

1.9	Interest Act

For the purposes of the Interest Act (Canada) and disclosure under such Act, whenever interest to be paid under this Agreement or any Loan Document is to be calculated on the basis of a year of 365 days or 360 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by either 365, 360 or such other period of time, as the case may be.

1.10	Accounting Terms

All accounting terms not specifically defined in this Agreement shall be interpreted in accordance with GAAP. If any Accounting Changes occur and such changes result in a material change in the calculation of the financial covenants, standards or terms used in this

Agreement or any other Loan Document, the Borrower and the Lender agree to enter into negotiations in order to amend such provisions of this Agreement or such Loan Document, as applicable, so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made.

If the Borrower and the Lender agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Changes with respect thereto has been implemented, any reference to GAAP contained in this Agreement or in any other Loan Document shall, only to the extent of such Accounting Changes, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Changes.

If the Borrower and the Lender cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all calculations of financial covenants and other standards and terms in this Agreement and the other Loan Documents shall continue to be prepared, delivered and made without regard to the underlying Accounting Change. In such case, Borrower shall, in connection with the delivery of any financial statements under this Agreement, provide a management prepared reconciliation of the financial covenants to such financial statements in light of such Accounting Changes.

1.11	Exhibits, Schedules, etc.

The following are the exhibits and schedules attached to this Agreement:

Exhibit 1	– Form of Borrowing Notice

Exhibit 2	– Form of Compliance Certificate

Schedule 1.1.73	– Leased Lands

Schedule 1.1.87	– Owned Lands

Schedule 1.1.90	– Permitted Encumbrances

Schedule 1.1.91	– Permitted Hedging Obligations

Schedule 4.1.5	– Corporate Structure

Schedule 4.1.6	– Share Capital

Schedule 4.1.7	– Agreements to Acquire Shares

Schedule 4.1.16	– Litigation

Schedule 4.1.19	– Material Contracts

Schedule 4.1.20	– Material Permits

Schedule 4.1.21	– Location of Tangible Assets

Schedule 4.1.24	– Environmental Matters

Schedule 4.1.25	– Debt

Schedule 4.1.28	– Affiliate Transactions

Schedule 4.1.29	– Intellectual Property

Schedule 4.1.32	– Employee Matters

Schedule 4.1.37	– Pension and Employee Plans

Schedule 4.1.39	– Bank Accounts

Schedule 6.1.4	– Use of Proceeds

Schedule 6.2.5	– Capital Expenditures

Schedule 6.4.9	– Investments

ARTICLE 2

THE LOAN

2.1	The Loan

The Lender, in reliance on each of the representations and warranties set out herein and upon and subject to the provisions of this Agreement, including without limitation the satisfaction of the conditions to advance set out in Article 7 hereof, hereby agrees to make the Loan available to the Borrower.

2.2	Availment

2.2.1	The Loan will be available to the Borrower in a single advance on any Business Day during the Commitment Period, upon satisfaction of the conditions set out in Section 7.1 and receipt by the Lender of a Borrowing Notice at least two (2) Business Days prior to the proposed advance (or such later date as may be agreed to in writing by the Lender).

2.2.2	Any Loan amount available which is not drawn on the initial advance thereof or at the end of the Commitment Period, whichever occurs first, will cease to be available hereunder.

2.3	Commitment Fee

The Borrower acknowledges that, in consideration of the Lender having committed to provide the Loan pursuant to the Commitment Letter, a commitment fee has been earned and is payable to the Lender in accordance with the Fee Letter (the “Commitment Fee”).

2.4	Prepayment Fee

In consideration of the Lender making the Loan available, the Borrower agrees that the Lender will have earned a make whole fee (the “Prepayment Fee”) (representing a genuine estimate of the loss of profit of the Lenders arising from such repayment or in the case of an Event of Default, accelerated or delayed payment, and not as a penalty) payable upon any voluntary loan repayment pursuant to Section 3.5 and as otherwise set forth herein (representing a genuine estimate of the loss of profit of the Lenders arising from such repayment or in the case of an Event of Default, accelerated or delayed payment, and not as a penalty) equal to the product of (x) the amount being prepaid multiplied by (y) the interest rate exigeable pursuant to section 3.1 multiplied by (z) a fraction, the numerator of which is the number of days from (but excluding) the date of the related payment to and including the Maturity Date, and the denominator of which is 365.

The Borrower agrees that following repayment of the Loan and all Obligations hereunder other than payment of the Prepayment Fee, and so long as the Prepayment Fee has not been reduced to zero:

2.4.1	the Borrower’s obligations under this Section 2.4.1 shall survive, and no other terms and conditions of this Agreement shall continue to be applicable, other than (i) the covenants in Sections 6.1.1, 6.1.15 to 6.1.20, 6.4.4, 6.4.13, 6.4.17 and 6.4.18; (ii) the provisions of Article 8 (Events of Default and Remedies); (iii) Sections 3.17 (Payment of Costs and Expenses) and 3.18 (Indemnities); (iv) the provisions of Article 9 (General); and (v) the applicable provisions of Article 1 (Definitions);

2.4.2	the obligation to pay the Prepayment Fee in this Section 2.4 will continue to be secured by the Security Documents.

ARTICLE 3

PAYMENT

3.1	Interest Rate

Subject to Sections 3.3 and 8.5, interest on the Loan shall accrue from and including the date of the advance of the Loan on the Principal Amount outstanding from time to time at a fixed rate of 15% per annum (the “Interest Rate”).

3.2	Calculation and Payment of Interest

Interest on the Principal Amount shall accrue from day to day, both before and after default, demand, maturity and judgment, and shall be calculated on the basis of the actual number of days elapsed and on the basis of a year of 365 days, and shall be payable to the Lender in arrears on the last Business Day of each Fiscal Quarter (each an “Interest Payment Date”) in each year (or, if not a Business Day on the immediately following Business Day) in accordance with Section 3.13.

3.3	Accrual Option

The Borrower shall be entitled during any period up to and including May 31, 2015, upon notice in writing to the Lender as specified below and provided no Event of Default has then occurred which is continuing, to elect to defer payments of interest and the Commitment Fee on the Loan. For certainty, the deferral of the Commitment Fee must be exercised as at the date of this Agreement.

3.3.1	If the Borrower so elects, payments of interest and/or of the Commitment Fee, as applicable, due after the date of such notice shall not be required to be paid in cash, and shall instead accrue and bear interest at the rate specified in Section 3.3.2, and shall be compounded monthly on each Interest Payment Date and added to the Principal Amount.

3.3.2	On and after the date of a notice of such deferral in respect of payments of interest, the Interest Rate on the outstanding Principal Amount shall increase from the date of notice of such deferral by an incremental 4.0% per annum over the Interest Rate provided for in Section 3.1. For certainty such incremental increase in Interest Rate shall not apply if only the Commitment Fee is deferred.

Notice of any such deferral, other than the Commitment Fee, shall be provided to the Lender not less than 15 days prior to the date any such payment is due. The Borrower may at its option by notice in writing to the Lender not less than 15 days prior to the date any such payment is due elect to resume payment in cash of any such amounts as and when due, and at such time as payments of interest in cash resume and all interest and fees which have been deferred pursuant to this Section (including interest accrued thereon) have been paid in full, the Interest Rate increase referred to in Section 3.3.2 will no longer be applicable. The amount of any accrued interest and fees resulting from any deferral under this Section, whether or not compounded and forming part of the Principal Amount, may be repaid at the option of the Borrower at any time (and, for greater certainty, will not be subject to an Exit Fee under Section 3.9) but in any case on or before May 31, 2015 without requirement for demand or notice. It shall be a condition of the Borrower’s ability to elect the accrual option in this Section that the deferred interest and fees constitute debt permitted by the Junior Indenture and the BNS Credit Agreement.

3.4	Repayment on Maturity

Subject to the terms and conditions of this Agreement, the Borrower shall not be required to make payments of principal on the Loan until the Maturity Date. The Principal Amount, together with all accrued and unpaid interest and other amounts payable hereunder, shall be due and payable in full in cash on the Maturity Date, without premium or penalty but subject to payment in cash of the Exit Fee stipulated in Section 3.9.

3.5	Voluntary Prepayment

3.5.1	The Borrower may, at its option, prepay the Principal Amount, in whole or in part, together with accrued and unpaid interest on the Principal Amount being prepaid, on any Business Day, without premium or penalty but subject to payment in cash of the Exit Fee stipulated in Section 3.9 and the Prepayment Fee stipulated in Section 2.4.

3.5.2	Any prepayment made pursuant to Section 3.5.1 shall only be made on a Business Day and shall only be effected on at least three (3) Business Days’ prior written notice to the Lender which notice, once given, shall be irrevocable and binding upon the Borrower.

3.6	Mandatory Repayment from Asset Sales

Except for Dispositions permitted by Section 6.4.2, the Net Proceeds of which shall not be required to be paid to the Lender in accordance with this Section, upon any Disposition of Property by any Obligor consented to by the Lender, an amount equal to the Net Proceeds of such Disposition shall be paid by the Borrower (irrespective as to which Obligor made the Disposition) to the Lender to be applied against outstanding Obligations.

3.7	Mandatory Repayment from Proceeds of Insurance

3.7.1	If any Obligor receives Net Proceeds of insurance in respect of Property in an amount less than $1,000,000 (excluding business interruption insurance proceeds) for any individual incident, the Obligor may retain such proceeds.

3.7.2	If the Obligors receive proceeds of insurance in respect of Property in excess of $4,000,000 (excluding business interruption insurance proceeds and proceeds from any claims relating to flooding that occurred in May 2012 and August 2012 at the LDI mine) in the aggregate in a Fiscal Year, the Lender shall, in its sole discretion, determine whether the proceeds shall be applied against outstanding Obligations as provided herein or be returned to the applicable Obligor to replace, repair or rebuild assets within the time period prescribed by the Lender.

3.7.3	Notwithstanding the foregoing, the Borrower shall not be entitled to receive or retain any proceeds of insurance, including business interruption insurance, if there exists a Default or an Event of Default.

3.8	Mandatory Repayment upon Change of Control.

Notwithstanding any of the foregoing Article 3, if a Change of Control occurs, the Principal Amount, together with all accrued and unpaid interest and other amounts payable hereunder (including the Prepayment Fee), shall be due and payable in full in cash on the occurrence of such Change of Control, without premium or penalty but subject to payment in cash of the Exit Fee stipulated in Section 3.9.

3.9	Exit Fee

All repayments by the Borrower pursuant to Sections 3.4, 3.5, 3.6, 3.7 or 3.8 shall be subject to concurrent payment of the Exit Fee to the Lender in accordance with the Fee Letter and the Prepayment Fee.

3.10	Monitoring Fee.

The Borrower shall pay to the Lender in arrears a fully earned monitoring fee in accordance with the Fee Letter.

3.11	Application of Payments

Any amounts prepaid or repaid may not be reborrowed. All amounts prepaid or repaid shall be applied (i) firstly in reduction of unpaid fees (including any Exit Fee and the Prepayment Fee) accrued and unpaid interest and all other amounts then outstanding (other than the Principal Amount), and (ii) and thereafter in reduction of the Principal Amount being prepaid or repaid.

3.12	Extension of Maturity Date

Upon written notice to the Lender not less than 60 days prior to the initial Maturity Date, the Borrower shall be entitled to extend the Maturity Date by not more than 120 days but in any case not beyond September 29, 2017, provided that (i) no Default or Event of Default has occurred and is continuing at such time or would arise as a result of such extension, and (ii) the Borrower shall, together with such notice of extension, pay to the Lender an extension fee in the amount specified in the Fee Letter.

3.13	Payments Generally

All payments made pursuant to this Agreement (in respect of principal, interest or otherwise) shall be made by the Borrower to the Lender by way of deposit by or on behalf of the Borrower to the account specified therefor by the Lender to the Borrower from time to time no later than 12:00 p.m. (Toronto time) on the due date thereof. Any payments received after such time shall be considered for all purposes as having been made on the next following Business Day unless the Lender otherwise agrees in writing.

3.14	Payments—No Deduction

3.14.1

All payments made in respect of this Agreement (in respect of principal, interest or otherwise) shall be made in full without set off or counterclaim, and free of and without deduction or withholding for any present or future Taxes, other than Excluded Taxes, provided that if the Borrower shall be required by law to deduct or withhold any Taxes, other than Excluded

Taxes, from or in respect of any payment or sum payable to the Lender, the payment or sum payable shall be increased as may be necessary so that after making all required deductions or withholdings, the Lender receives an amount equal to the sum it would have received if no deduction or withholding had been made and the Borrower shall pay the full amount deducted to the relevant taxation or other authority in accordance with Applicable Law.

3.14.2	If the Lender becomes liable for any Tax which is the subject of 3.14.1 in the jurisdiction in which the Borrower is located as a result of a payment being made without the required Tax in that jurisdiction having been deducted or withheld, the payor shall indemnify the Lender for such Tax and any interest and penalties thereon, and the indemnity payment shall be increased as necessary so that after the imposition of any Tax in that jurisdiction on the indemnity payment (including Tax in respect of any such increase in the indemnity payment), the Lender shall receive the full amount of Taxes, interest and penalties for which it is liable in that jurisdiction.

3.15	Illegality

If any Applicable Law coming into force after the Closing Date, or if any change in any existing Applicable Law or in the interpretation or application thereof by any court or Governmental Authority, now or hereafter makes it unlawful for the Lender to have advanced or acquired an interest in the Loan or to give effect to its obligations in respect thereof, the Lender may, by written notice thereof to the Borrower, declare its obligations under this Agreement to be terminated, and the Borrower shall prepay, within the time required by such law, the Principal Amount together with accrued interest thereon and any other amounts owing under this Agreement as may be applicable to the date of such payment. If any such event shall, in the opinion of the Lender, only affect part of its obligations under this Agreement, the remainder of this Agreement shall be unaffected and the obligations of the Borrower under the Loan Documents shall continue.

3.16	Change in Circumstances

If the introduction of or any change in any Applicable Law relating to the Lender or any change in the interpretation of application thereof by any Governmental Authority or compliance by the Lender with any request or direction of any Governmental Authority:

3.16.1	subjects the Lender or causes the withdrawal or termination of a previously granted exemption with respect to, any Taxes or changes the basis of taxation of payments due to the Lender or increases any existing Taxes on payments of amounts owing to the Lender (other than Taxes of application to the overall capital or income of the Lender);

3.16.2	imposes, modifies or deems applicable any reserve, liquidity, cash margin, capital, or any other regulatory or similar requirement against assets held by, or loans by, the Lender; or

3.16.3	imposes on the Lender any other condition or requirement with respect to this Agreement (other than Taxes of application to the overall income of the Lender);

and such occurrence has the effect of:

3.16.4	increasing the cost to the Lender of agreeing to make or making, maintaining or funding this Agreement or any portion thereof;

3.16.5	reducing the amount of the Obligations owing to the Lender;

3.16.6	directly or indirectly reducing the effective return to the Lender under this Agreement or on its overall capital as a result of entering into this Agreement or as a result of any of the transactions or obligations contemplated by this Agreement (other than a reduction resulting from a higher rate of income tax being imposed on the Lender’s overall capital or income); or

3.16.7	causing the Lender to make any payment or to forego any interest, fees or other return on or calculated by reference to any sum received or receivable by the Lender hereunder;

then, the Lender shall also advise the Borrower by way of a certificate of an officer of the Lender setting forth, with sufficient particulars (including for greater certainty, the details of calculations relevant thereto), the facts relevant to the application of this Section 3.16, and, absent manifest error in such officer’s certificate, the Borrower shall promptly upon demand by the Lender pay or cause to be paid to the Lender such additional amounts as shall be sufficient to fully indemnify the Lender for such additional cost, reduction, payment, foregone interest or other return provided that the Borrower shall not be required to pay such additional amounts unless such additional amounts are being demanded by the Lender as a general practice from its borrowers similarly obligated. The Lender shall provide to the Lender and the Lender shall provide to the Borrower a certificate in respect of the foregoing which incorporates reasonable supporting evidence thereof and any such certificate will be prima facie evidence thereof except for manifest error.

3.17	Payment of Costs and Expenses

The Borrower shall pay to the Lender on demand all reasonable costs and expenses of the Lender and its advisors, consultants, agents and any receiver or receiver manager appointed by them or by a court (including, without limitation, all reasonable fees, expenses and disbursements of legal counsel, due diligence costs and travel costs) in connection with this Agreement and the other Loan Documents, including, without limitation:

3.17.1	due diligence in respect of the Borrower and its Subsidiaries and the Business;

3.17.2	the preparation of this Agreement or any of the other Loan Documents;

3.17.3	the preparation of any actual or proposed amendment or modification hereof or thereof or any waiver hereunder or thereunder and all instruments supplemental or ancillary thereto;

3.17.4	the registration and/or discharge of any of the Security Documents in any public record office;

3.17.5	obtaining advice as to the Lender’s rights and responsibilities under this Agreement or the other Loan Documents; and

3.17.6	the defence, establishment, protection or enforcement of any of the rights or remedies of the Lender under this Agreement or any of the other Loan Documents including, without limitation, all costs and expenses of establishing the validity and enforceability of, or of collection of amounts owing under, any of the Security Documents or any enforcement of the Security;

provided, however, that any third party legal costs and out of pocket expenses in respect of the entering into of the Commitment Letter and the negotiation of Loan Documents up to and including the date of the advance of the Loan shall not exceed $350,000 without the consent of the Borrower.

3.18	Indemnities

3.18.1	The Borrower shall indemnify and save harmless the Lender from all claims, demands, liabilities, damages, losses, costs, charges and expenses (including the fees, expenses and disbursements of legal counsel to the Lender), which may be incurred by the Lender as a consequence of or in respect of (a) default by the Borrower in the payment when due of any Obligation or any other Default or Event of Default hereunder, (b) the entering into by the Lender of this Agreement and any amendment, waiver or consent relating hereto, and the performance by the Lender of its obligations under this Agreement (which for greater certainty will not include any grossly negligent act or willful misconduct on the part of the Lender or any changes in the value of the Loan as a result of market interest rate fluctuations and credit rate spread), (c) the application by the Borrower of the proceeds of this Agreement, or (d) the Securities Litigation. A certificate of an officer of the Lender as to any such claim, demand, liability, damage, loss, cost, charge or expense and containing reasonable details of the calculation shall be, absent manifest error, prima facie evidence of the amount of such claim, demand, liability, damage, loss, cost, charge or expense.

3.18.2	The Borrower shall indemnify and save harmless the Lender and its Affiliates, agents, officers, directors and employees (each an “Indemnified Party”) from all claims, demands, liabilities, damages, losses, costs, charges and expenses (including without limitation any investigatory, remedial, clean up, compliance or preventative costs, charges and expenses) (collectively, “Claims”) which may be asserted against or incurred by such Indemnified Party under or on account of any applicable Environmental Law (including the assertion of any Encumbrance thereunder), whether upon realization of the Security, or as a lender to the Borrower, or as successor to or assignee of any right or interest of the Borrower or any of its Subsidiaries or as a result of any order, investigation or action by any Governmental Authority relating to any one of its or their business or property, including without limitation any Claims arising from:

(a)	the Release of a Contaminant, the threat of the Release of any Contaminant, or the presence of any Contaminant affecting the real or personal property of the Borrower or any of its Subsidiaries, whether or not the Contaminant originates or emanates from such Person’s property or any other real property or personal property located thereon;

(b)	the Release of a Contaminant owned by, or under the charge, management or control of, the Borrower or any of its Subsidiaries or any predecessors or assignors thereof;

(c)	any costs of investigation, removal or remedial action incurred by any Governmental Authority or any costs incurred by any other Person or damages from injury to, or destruction of, or loss of or damages to natural resources in relation to, the real property or personal property of the Borrower or any of its Subsidiaries or any contiguous real property or elsewhere or personal property located thereon or any loss or damages to natural resources in relation thereto, including in relation to the foregoing, reasonable costs of assessing such injury, destruction or loss incurred pursuant to Environmental Law;

(d)	liability for personal injury or property damage arising by reason of any civil law offences or quasi criminal or criminal offences or under any statutory or common tort law theory and any and all other third party Claims of any and every nature whatsoever, arising in respect of or relating to the Borrower or any of its Subsidiaries or the property thereof, including, without limitation, damages assessed for the maintenance of a public or private nuisance or for the carrying on of a dangerous activity at, near, or with respect to the real or personal property of the Borrower, or any of its Subsidiaries or elsewhere; and/or

(e)	any other matter relating to the environment or Environmental Law affecting the property or the operations or activities of the Borrower or any of its Subsidiaries (including the operation of the Business) within the jurisdiction of any Governmental Authority.

3.19	Maximum Rate of Interest

Notwithstanding anything herein or in any of the other Loan Documents to the contrary in the event that any provision of this Agreement or any other Loan Documents would oblige the Borrower to make any payment of interest or other amount payable to the Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by the Lender of interest at a criminal or prohibited rate (as such terms are construed under the Criminal Code (Canada) or any other Applicable Law), then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with the same effect as if adjusted at the Closing Date to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the Lender of interest at a criminal or prohibited rate, such adjustment to be effected to the extent necessary in each case, as follows:

(a)	by reducing any fees and other amounts which would constitute interest for the purposes of Section 347 of the Criminal Code (Canada) or any other Applicable Law; and

(b)	by reducing the amount or rate of interest exigible under Article 3 of this Agreement; and

(c)	any amount or rate of interest referred to in this Section 3.19 shall be determined in accordance with generally accepted actuarial practices and principles over the maximum term of this Agreement (or over such shorter term as may be required by Section 347 of the Criminal Code (Canada) or any other Applicable Law) and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Lender shall be conclusive for the purposes of such determination, absent manifest error.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

4.1	Representations and Warranties

Each of the Borrower and the Guarantor represents and warrants to the Lender at the date hereof, and as of the date of each advance hereunder, as follows in respect of itself and each Guarantor:

4.1.1	Incorporation and Qualification. It is duly incorporated, amalgamated, formed, merged or continued, as the case may be, and validly existing as a corporation, company or partnership, under the laws of its jurisdiction of formation and is duly qualified, licensed or registered to carry on business under the laws applicable to it in all jurisdictions in which the nature of its Property or business makes such qualification necessary except where failure to be so qualified, licensed, registered could not reasonably be expected to have a Material Adverse Effect.

4.1.2	Corporate Power. It has all requisite corporate or other power and authority to (i) own and operate its Property and to carry on the Business carried on by it; and (ii) enter into and perform its obligations under this Agreement and the other Loan Documents to which it is a party.

4.1.3	Authorization, Execution and Binding Obligation. The execution, delivery and performance of each of the Loan Documents to which it is a party has been duly authorized by all corporate and other actions required, and each such Loan Document has been duly executed and delivered by it, and constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, subject to the availability of equitable remedies and the effect of bankruptcy, insolvency and similar laws affecting the rights of creditors generally.

4.1.4	Conflict with Other Instruments. The execution and delivery of the Loan Documents to which it is a party and the performance of its obligations thereunder and compliance with the terms, conditions and provisions thereof, will not (i) conflict with or result in a breach of any of the terms, conditions or provisions of (a) its constating documents or by-laws, (b) any Applicable Law, (c) the Junior Indenture and the BNS Credit Agreement, or (d) any judgment, injunction, determination or award which is binding on it; or (ii) result in, require or permit (x) the imposition of any Encumbrance in, on or with respect to its Property now owned or hereafter acquired by it (other than pursuant to the Security Documents or which is a Permitted Encumbrance), or (y) any third party to terminate, or acquire any rights materially adverse to it under, any Material Contract.

4.1.5	Corporate Structure. Schedule 4.1.5 (as at the date hereof and as updated from time to time pursuant to Section 6.3.5) sets out a correct and complete corporate chart in respect of the Borrower and its Subsidiaries (excluding Immaterial Subsidiaries) and indicates issued and outstanding Equity Interests of all Subsidiaries of the Borrower (excluding Immaterial Subsidiaries) and registered ownership thereof. Except as set out in Schedule 4.1.5, each Subsidiary of the Borrower is a direct or indirect wholly owned Subsidiary of the Borrower. Each Immaterial Subsidiary in existence at the date hereof has been wound up and is in the process of being dissolved. The Obligors have no interests in any partnerships, joint ventures or other entities except as set out in Schedule 4.1.5.

4.1.6	Share Capital. At the date hereof:

(a)

(i) the authorized capital of the Borrower consists of an unlimited number of Common Shares, (ii) 178,568,831 Common Shares are issued and outstanding as fully paid and non assessable and (iii) no other Equity

Interests of the Borrower are issued and outstanding except as set out in Schedule 4.1.6 (as at the date hereof and as updated from time to time pursuant to Section 6.3.5) or as issued in the ordinary course of business pursuant to the Borrower’s normal course employee stock option plan referred to in Schedule 4.1.7 as it may be amended, replaced or renewed from time to time provided however, that at no time, shall the number of Common Shares reserved for issuance under such amended, restated or replaced plan exceed 8,000,000 Common Shares;

(b)	The Borrower is not a party to any agreement and, to the Borrower’s knowledge, no agreement exists that in any way affects the voting rights attaching to or control of any Equity Interests of the Borrower; and

(c)	Other than CDS & Co. and Kaiser-Francis Oil Company, there are no shareholders of record and, to the best of the Borrower’s knowledge, no beneficial holders of 10% or more of the Common Shares.

4.1.7	Agreements to Acquire Shares. Except as set out in Schedule 4.1.7 (as at the date hereof and as updated from time to time pursuant to Section 6.3.5) or as otherwise disclosed in writing to the Lender prior to the date hereof, no Person has any agreement, option, right or privilege (whether by law, pre emptive or contractual) or any other right capable of becoming an agreement, option, right or privilege for the acquisition, purchase, subscription, allotment or issuance of any Common Shares or other Equity Interests of the Borrower or any securities or obligations of any kind convertible into or exchangeable for Common Shares or other Equity Interests of the Borrower, or to require the Borrower to purchase, redeem or otherwise acquire any of its issued and outstanding Common Shares or other Equity Interests. No shareholder of the Borrower has any pre-emptive right or right of first refusal in respect of the allotment and issuance of any unissued Common Shares or other Equity Interests of the Borrower.

4.1.8	Governmental Approvals. The entering into and the performance by it of the Loan Documents to which it is a party do not require any filing, notice, consent, approval, authorization or order of any court or Governmental Authority other than filing on SEDAR or EDGAR.

4.1.9	Reporting Issuer Status. The Borrower is a reporting issuer under the Securities Laws of all Provinces of Canada and it is in compliance with such Securities Laws and is not listed as being in default of any requirement of the Securities Laws in any such province.

4.1.10	Compliance with TSX Rules. The Borrower is in compliance in all material respects with the rules and regulations of the TSX.

4.1.11	No Misrepresentation in Public Filings. The Borrower has, in accordance in all material respects with Applicable Laws, filed with the securities regulatory authorities and the TSX, as applicable, true and complete copies of all forms, reports, schedules, statements, material change reports, circulars, press releases, disclosures relating to options and other stock based incentive plans, prospectuses, other offering documents and all other documents required to be filed by it with the Securities Commissions and the TSX, as applicable, since January 1, 2013 (such forms, reports, schedules, statements and other documents, including any financial statements or other documents, including any schedules included therein, are referred to herein as the “Borrower Public Documents”). The Borrower Public Documents (i) at the time filed did not, (ii) as of the date hereof (taken as a whole after giving effect to all filings made prior to the date hereof), do not, and (iii) as of the date of the advance hereunder, as applicable (taken as a whole after giving effect to all filings made prior to the date of such advance), will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Borrower has not filed any confidential material change report with any of the Securities Commissions, the TSX, or any other self regulatory authority that remains confidential.

4.1.12	No changes since last balance sheet. Since the date of the most recent balance sheet of the Borrower publicly disclosed by the Borrower, the Borrower’s auditors and the audit committee of the Borrower’s board of directors have not been advised of: (A) any significant deficiencies in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Borrower’s ability to record, process, summarize and report financial information; and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Borrower’s internal control over financial reporting. Except as publicly disclosed by the Borrower, there are no material weaknesses in the Borrower’s internal controls.

4.1.13	Contingent Liabilities. It has no contingent liabilities in accordance with GAAP in excess of the liabilities that are either reflected or reserved against in the Borrower’s audited financial statements and interim financial statements which would reasonably be expected to be material to the financial condition of the Borrower on a consolidated basis.

4.1.14	No Cease Trade Orders. No order ceasing or suspending trading in securities of the Borrower or prohibiting the sale of securities by the Borrower has been issued and the Borrower has not been served with or otherwise received notice of or become aware of any proceedings for this purpose having been instituted, or being pending, contemplated or threatened.

4.1.15	Conflicts of Interest. Except for transactions entered into after the Closing Date in accordance with Section 6.4.14, none of the directors or officers of the Borrower or any associate or affiliate of any of the foregoing had, has or intends to have any material interest, direct or indirect, in the transactions contemplated by this Agreement, the Loan Documents or in any proposed material transaction with the Borrower which, as the case may be, materially affects, is material to or will or may reasonably be expected to materially affect the Borrower on a consolidated basis.

4.1.16	Litigation. Except as set out on Schedule 4.1.16, there are no litigation, arbitration or administrative proceedings outstanding and there are no proceedings pending or, to its knowledge, threatened, against it or in respect of its Property, which, if determined adversely to the Borrower or any Guarantor could (i) expose the Borrower or any Guarantor to liability in excess of $5,000,000 or (ii) otherwise have a Material Adverse Effect.

4.1.17	No Expropriation. There are no expropriation or similar proceedings, actual or threatened, of which the Borrower has notice, or reason to believe such notice is pending or threatened, against the Owned Lands, or any material part thereof.

4.1.18	Compliance with Laws. It is and has been conducting its business in compliance in all material respects with all Applicable Laws of each jurisdiction in which it carries on its business.

4.1.19	Material Contracts. All Material Contracts are disclosed in Schedule 4.1.19 (at the date hereof and as updated from time to time pursuant to Section 6.3.5); all Material Contracts are in full force and effect and unamended except as disclosed to the Lender and true and complete copies of each Material Contract have been provided to the Lender; and neither the Borrower nor any Guarantor is, and to the knowledge of the Borrower no other party thereto is, in default in any material respect under any Material Contract nor does any material dispute exist under any Material Contract.

4.1.20	Material Permits. The Borrower or a Guarantor holds all Material Permits now held or required to be obtained in connection with the Business and all such Material Permits are listed in Schedule 4.1.20 (or, with respect to Material Permits obtained after the date hereof, pursuant to a subsequent notice from the Borrower in accordance with Section 6.3.5); and all Material Permits are in good standing and the Borrower or Guarantor, as applicable, is in compliance with all material provisions of all Material Permits. The Borrower has not received any correspondence or any notice of proceedings or other document from any Governmental Authority concerning the cancellation, amendment, non-renewal or refusal of such Material Permits, or concerning other related proceedings which, individually or collectively, if they gave rise to an unfavorable decision, order or judgment, would result in a Material Adverse Effect, and, to the best of their knowledge, no such proceeding is threatened.

4.1.21	Owned and Leased Property. Other than the Owned Lands and the Leased Lands, it is not the owner or lessee of, or under any agreement or option to own, any real property or any interest therein, and it has no tangible assets (other than inventory in transit) having a book value in excess of $5,000 at any location other than as disclosed in Schedule 4.1.21 (at the date hereof and as updated from time to time pursuant to Section 6.3.5).

4.1.22	Title to Property. All Property of the Borrower and the Guarantors is owned or leased by it as the beneficial owner thereof with good and (in the case of Owned Lands) marketable title thereto, none of its Property is subject to any Encumbrance except for Permitted Encumbrances and it is not in default in any material respect under any of the Permitted Encumbrances relating to it or its Property.

4.1.23	Condition of Property. All tangible Property of the Borrower and the Guarantors and tangible property used but not owned by the Borrower or Guarantor, as applicable, is, taken as a whole, in good condition, not obsolete, used by the Borrower in the operation of the Business for the purposes for which it was intended and its use is not subject to any restriction, contestation or claim which could reasonably be expected to have a Material Adverse Effect on the Business.

4.1.24	Environmental Matters. Except as would not individually or in the aggregate reasonably be expected to cause material liability to the Borrower or any Guarantor:

(a)	the Borrower and each Guarantor, through its operations, its equipment and the properties it owns, leases or occupies, or in any other manner, is not, and has not been, in violation of any Environmental Law;

(b)	the Borrower and each Guarantor has all Permits required under any applicable Environmental Law to carry on its Business as currently conducted and is in material compliance with their requirements;

(c)	there are no pending or, to the knowledge of the Borrower, threatened administrative, regulatory or judicial actions, suits, orders, demands, demand letters, claims, liens, notices of non compliance or violation, investigation or proceedings relating to any Environmental Laws against or involving the Borrower or any Guarantor or claim involving a demand for damages or other potential liability under Environmental Laws;

(d)	Except as set out in Schedule 4.1.24, the soil and subsoil, and the surface and ground water in, on or under the Owned Lands and Leased Lands do not contain any Contaminants which require remediation or other action;

(e)	Except as set out in Schedule 4.1.24, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean up or remediation, or an action, suit or proceeding by any private party or Governmental Authority, against or affecting the Borrower or any Guarantor relating to Contaminants or any Environmental Laws.

4.1.25	Debt. Except as set out in Schedule 4.1.25, as of the date hereof, it does not have credit facilities, borrowing arrangements with banks or other lenders, or outstanding Debt other than Debt permitted by clauses (a), (b) (e), (f), (g), (h) and (i) of Section 6.4.6.

4.1.26	Taxes. It has:

(a)	made adequate provision for Taxes payable by it for the current period and any previous period for which tax returns are not yet required to be filed;

(b)	delivered, or caused to be delivered, when due, all required income tax returns, sales, property, franchise and value added tax returns and other Tax returns to the appropriate governmental bodies;

(c)	withheld and collected all Taxes required to be withheld and collected by it and remitted such Taxes when due to the appropriate governmental bodies, except where any such remittance is being contested in good faith;

(d)	no knowledge and is unaware of any assessment, appeal or claim, being asserted or processed against it with respect to the matters referred to in paragraphs (a) and (c) above; and

(e)	paid and discharged when due all obligations incidental to any trust imposed upon it by statute which, if unpaid beyond the applicable due date, might become an Encumbrance upon the Property and no appeal or claim is, as far as the Borrower is aware, being asserted or processed with respect to such claim or obligations.

4.1.27	Insurance. The Borrower:

(a)	maintains insurance policies with reputable insurers against risks of loss or damage to the Property and business of the Borrower and the Guarantors of such types as are customary in the case of Persons engaged in the same or similar businesses to the full insurable value of its Properties;

(b)	has paid promptly all premiums and other amounts payable as and when due and has fulfilled all other material obligations with respect to the insurance policies currently in force and no misrepresentation, voluntary omission or delay can be alleged against the Borrower with respect to any notice or claim pursuant to such insurance policies;

(c)	has at the date hereof no reason to believe that it will not be able to renew the insurance policies currently in force or to obtain similar coverage from financially sound, reputable independent insurance companies; and

(d)	other than the Securities Litigation and claims relating to flooding that occurred in May and August of 2012 at the LDI mine, at the date hereof has no material claim pending against any insurer or pursuant to any insurance policy, and, no knowledge of any fact, event or circumstance that could give rise to any such claim.

4.1.28	Affiliate Transactions. Except as set out in Schedule 4.1.28 and transactions entered into after the Closing Date in accordance with Sections 6.4.8 and 6.4.14, it is not:

(a)	indebted or obligated, contingently or otherwise, to any director, officer or shareholder of the Borrower or any other corporation or entity with whom any director, officer or shareholder of the Borrower does not deal at arm’s length, except for current liabilities or obligations in favour of any director or officer for director’s fees, expenses, salaries, wages or benefits arising from services provided to the Borrower or any Subsidiary which are fair and reasonable for such services; and

(b)	a party to any contract or agreement on non-arm’s length terms with any director, officer, employee, shareholder, Affiliate or any other Person not dealing at arm’s length with the Borrower or any Subsidiary (within the meaning of the Income Tax Act (Canada)).

4.1.29	Intellectual Property:

(a)	Schedule 4.1.29 (at the date hereof and as updated from time to time pursuant to Section 6.3.5) contains a complete and accurate list and description of all registrable material Intellectual Property owned by or licensed to it and the registration particulars (if any) applicable thereto;

(b)	it has good and valid title to all of the material Intellectual Property, free and clear of all Encumbrances, except Permitted Encumbrances and except for any Intellectual Property licensed to it as disclosed in Schedule 4.1.29; and

(c)	to the knowledge of the Borrower, the conduct of the Business does not materially infringe and the use of the Intellectual Property does not materially infringe, and the Borrower has not received any notice, complaint, threat or claim alleging material infringement of, any Intellectual Property of any other Person.

4.1.30	Forecasts. The forecasts and budgets provided to the Lender have been prepared in good faith and disclose all materially relevant assumptions.

4.1.31	Financial Statements. The audited consolidated financial statements and the related notes thereto of the Borrower for the Fiscal Years ended December 31, 2011 and 2012 and the interim consolidated financial statements and the related notes thereto of the Borrower for the Fiscal Quarter ended March 31, 2013 (and for any other annual or quarterly period hereafter reported on) comply in all material respects with the applicable requirements of the Securities Laws and present fairly, in all material respects, the consolidated financial position of the Borrower as of the dates indicated and the results of its operations and the changes in its cash flows for the periods specified, and have been prepared in conformity with GAAP, applied on a consistent basis throughout the periods covered thereby.

4.1.32	Employee Matters.

(a)	Other than as disclosed in Schedule 4.1.32 (at the date hereof and as updated from time to time pursuant to Section 6.3.5) no labour dispute or material grievance, litigation or disagreement involving one or more employees of the Borrower or any Guarantor, including any officer, is pending or threatened and the Borrower or any Guarantor is not in material violation of any provision under any Collective Agreement.

(b)	Other than as disclosed on Schedule 4.1.32 (at the date hereof and as updated from time to time pursuant to Section 6.3.5) the Borrower and each Guarantor has satisfied all obligations under, and no Taxes, penalties, or fees are owing or exigible under or in respect of, any Employee Plan or Canadian Pension Plan and all contributions or premiums required to be paid thereunder have been made in a timely fashion and any such plan or arrangement which is a funded plan or arrangement is fully funded on an ongoing basis.

(c)	Other than as disclosed in Schedule 4.1.32 (at the date hereof and as updated from time to time pursuant to Section 6.3.5) there are no Employment Contracts with Material Employees which are not terminable on the giving of reasonable notice in accordance with Applicable Law, nor are there any management agreements, retention bonuses or Employment Contracts with Material Employees providing for cash or other compensation or benefits upon the consummation of the transactions contemplated by this Agreement, or on change of control of the Borrower or any Guarantor. Except as set forth in Schedule 4.1.32 (at the date hereof and as updated from time to time pursuant to Section 6.3.5) neither the Borrower nor any Guarantor has any employment, retention, change of control or consulting contracts with any Material Employee; and

(d)	Schedule 4.1.32 sets forth a complete list of all Collective Agreements (at the date hereof and as updated from time to time pursuant to Section 6.3.5) and complete copies of all Collective Agreements have been provided to the Lender. Other than as disclosed in Schedule 4.1.32, as of the date hereof there are no Collective Agreements entered into by the Borrower or any Guarantor that have expired. As of the date hereof, there are no pending, or to the Borrower’s knowledge, threatened strikes, work stoppages, picketing, lock-outs, hand-billings, boycotts, slowdowns or similar labor related disputes pertaining to the Borrower or any Guarantor that could reasonably be expected to lead to an interruption of their respective operations at any location or have a Material Adverse Effect.

4.1.33	No Default. No Default or Event of Default has occurred and is continuing.

4.1.34	No Material Adverse Change. Since December 31, 2012, except as publicly disclosed or disclosed in writing to the Lender in each case prior to the date of this Agreement, no change has occurred in any of the assets, business, financial condition, results of operation or prospects of the Borrower on a consolidated basis or on the Business which has had or could reasonably be expected to have a Material Adverse Effect.

4.1.35	Off Balance Sheet Transactions. There are no off-balance sheet transactions arrangements, obligations (including contingent obligations) or other relationships of the Borrower or any Subsidiary with unconsolidated entities or other Persons that may have a material current or future effect on the financial condition, changes in financial condition, results of operations, earnings, cash flow, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses of the Borrower or any Subsidiary on a consolidated basis or that would reasonably be expected to be material to an investor.

4.1.36	Transfer Agent. Computershare Investor Services Inc. has been duly appointed by the Borrower as the transfer agent and registrar for the Common Shares.

4.1.37	Pension and Employee Plans.

(a)	No Canadian Pension Plan contains a “defined benefit provision” as such term is defined in subsection 147.1(1) of the Income Tax Act (Canada).

(b)	All Canadian Pension Plans, if any, and, to the extent applicable, Employee Plans, are duly established, registered, qualified, administered, funded and invested in compliance in all material respects with the terms thereof, any applicable collective agreements and Applicable Law;

(c)	none of the Obligors have withdrawn any assets held in respect of any Canadian Pension Plan except as permitted under the terms thereof and Applicable Laws;

(d)	all contributions, premiums and other payments required to be paid to or in respect of each Canadian Pension Plan, or to any Canadian multi employer pension plans to which the Borrower or any Guarantor are required to contribute on behalf of their employees, have been paid in a timely fashion in all material respects in accordance with the terms thereof and Applicable Law and no taxes, penalties or fees are owing or exigible and unpaid in respect of any Canadian Pension Plan;

(e)	no actions, suits, claims, or proceedings are pending or, to the Borrower’s knowledge, threatened in respect of any Canadian Pension Plan or Employee Plan, or its assets, other than routine claims for benefits; and

(f)	other than as disclosed in Schedule 4.1.37 (at the date hereof and as updated from time to time pursuant to Section 6.3.5), none of the Employee Plans provide benefits beyond retirement or other termination of service to employees or former employees or to the beneficiaries or dependents of such employees.

4.1.38	Immaterial Subsidiaries. Each Immaterial Subsidiary (i) is wholly owned by the Borrower, (ii) does not conduct any business or own any material assets, (iii) is in compliance in all material respects with all Applicable Laws, including Environmental Laws, (iv) has no liability (contingent or otherwise) or obligations whatsoever which may have an impact on the business, affairs, operations, capital or condition (financial or otherwise) of the Borrower and the Guarantors.

4.1.39	Bank Accounts. Attached as Schedule 4.1.39 (at the date hereof and as updated from time to time pursuant to Section 6.3.5) are particulars of all bank accounts of the Borrower and Guarantors, including account numbers, the account bank, the branch address and the type of account.

4.1.40	Accuracy of Information. All information which has been provided by or on behalf of the Borrower to the Lender and its representatives prior to the date hereof was true and correct in all material respects as at the time provided and did not, as of such time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make such information not misleading.

4.1.41	Obligations. The Obligations are permitted indebtedness, liabilities and obligations under the Junior Indenture and “Permitted Indebtedness” for the purposes of the definition thereof in the BNS Credit Agreement and no delivery, execution or performance of Loan Documents is prohibited by the terms, conditions or covenants of the Junior Indenture, the BNS Credit Agreement or the documents, instruments or agreements delivered in connection therewith.

4.1.42	Senior Notes. The Borrower has taken all steps required to irrevocably repay all indebtedness, liabilities and obligations under the Existing Senior Notes and the Existing Senior Notes Indenture and has irrevocably notified Computershare Trust Company of Canada, as trustee thereunder, that such repayment will occur on the Closing Date.

4.2	Survival of Representations and Warranties

The representations and warranties made in this Agreement shall survive the execution and delivery of this Agreement and the making of each advance hereunder, and shall continue until payment in full of the Obligations notwithstanding any investigation made at any time by or on behalf of the Lender.

ARTICLE 5

SECURITY

5.1	Security

As security for the due and punctual payment of all of the Obligations, the Borrower shall, on or prior to the date of the advance of the Loan, deliver or cause to be delivered to and in favour of the Lender and in form and substance satisfactory to the Lender and its counsel:

5.1.1	an intercreditor agreement between the Lender, the Collateral Agent and The Bank of Nova Scotia (“Intercreditor Agreement”) and a collateral agency agreement between the Lender and The Bank of Nova Scotia, each in form and substance satisfactory to the Lender, pursuant to which the Lender shall have the benefit of the following existing security documents that currently secure the Existing Senior Secured Notes and the indebtedness, liabilities and obligations under the BNS Credit Agreement and The Bank of Nova Scotia shall act thereunder as collateral agent (“Collateral Agent”) pursuant to agency arrangements satisfactory in form and substance to the Lender:

(a)	an amended and restated General Security Agreement charging all of the Borrower’s and Lac Des Iles Mines Ltd.’s Property as security for the Obligations;

(b)	an amended and restated $225,000,000 Debenture from each Obligor that owns or leases real property as listed on Schedules 1.1.73 and 1.1.87, which shall be in form suitable for registration against title to each real property that is owned by an Obligor;

such documents (a) to (b), inclusive, are the “Existing Security Documents”;

5.1.2	from Lac Des Iles Mines Ltd., a guarantee of the Borrower’s Obligations;

5.1.3	third party legal opinions from Borrower’s counsel concerning the Borrower and each Guarantor, this Agreement, the Intercreditor Agreement, the Guarantee referred to in Section 5.1.3 and the Existing Security Documents, to be delivered to the Lender;

5.1.4	all share certificates, stock powers of attorney, consents, authorizations and other documents necessary in order to make valid and effective the aforementioned agreements or arrangements satisfactory to the Lender shall have been made for the transfer of these to the Lender;

5.1.5	a consent of Vale Canada Limited to the charging pursuant to the Existing Security Documents of the Contract between Vale Canada Limited and Lac des Iles Ltd., for Palladium Copper Nickel Concentrate to be processed at Vale Canada Limited’s Copper Cliff Nickel Smelter dated May 2, 2012; and

5.1.6	a commitment to provide title insurance, including a lender’s policy, in respect of the Debenture referenced in 5.1.1(b) in form and substance satisfactory to the Lender.

5.2	Further Assurances—Security

The Borrower shall take or cause to be taken such action and execute and deliver or cause to be executed and delivered to the Lender or the Collateral Agent such agreements, documents and instruments as the Lender shall reasonably request, and register, file or record the same (or a notice or financing statement in respect thereof) in all offices where such registration, filing or recording is, in the opinion of the Lender’s counsel, necessary or advisable to constitute, perfect and maintain the Security Documents referred to in Section 5.1 (or hereafter delivered) as first ranking Encumbrances of the Person granting such Encumbrances, subject only to the Permitted Encumbrances, in all jurisdictions reasonably required by the Lender, in each case within a reasonable time after the request therefor by the Lender’s counsel, and in each case in form and substance satisfactory to the Lender’s counsel, acting reasonably.

5.3	Pledged Shares

5.3.1	To the extent that the Property charged by the Security includes shares of any Person that are not registered in the name of the Lender or its nominee and to the extent that enforcement proceedings are commenced under the Security in relation to such shares, forthwith upon demand by the Lender, the Borrower shall cause such shares to be registered in the name of the Lender after the delivery of the Post-Closing Security (subject to the terms of the Intercreditor Agreement) or as it may require, or shall vote its shares in favour of a resolution approving such registration.

5.3.2	The Borrower covenant and agree that (i) all shares in each Guarantor shall be certificated and delivered to the Lender together with the appropriate transfer and other documents as the Lender may request (subject to the terms of the Intercreditor Agreement), and (ii) the partnership agreement, articles of association or other charter document, as applicable, of each issuer of such shares that is a partnership or limited liability company shall expressly state that the securities thereof are “securities” for the purposes of the Securities Transfer Act (Ontario).

5.4	Security Effective Notwithstanding Date of Advance

The Security shall be effective and the undertakings in this Agreement and the other Loan Documents with respect thereto shall be continuing, whether the monies hereby or thereby secured or any part thereof shall be advanced before or after or at the same time as the creation of any such Security or before or after or upon the date of execution of this Agreement. The Security shall not be affected by any payments on this Agreement or any of the other Loan Documents, but shall constitute continuing security to and in favour of the Lender for the Obligations from time to time.

5.5	No Merger

The Security shall not merge in any other security. No judgment obtained by or on behalf of the Lender shall in any way affect any of the provisions of this Agreement, the other Loan Documents or the Security. For greater certainty, no judgment obtained by or on behalf of the Lender shall in any way affect the obligation of the Borrower to pay interest or other amounts at the rates, times and in the manner provided in this Agreement.

5.6	Release of Security

5.6.1	The Lender will, at the request, cost and expense of the Borrower, release and discharge the right and interest of the Lender in the Property subject to the Security:

(a)	if this Agreement and the commitment of the Lender hereunder is terminated prior to the making of the initial advance hereunder; and

(b)	in any other case, following indefeasible payment and performance in full of all Obligations (other than unasserted contingent indemnification obligations) under this Agreement and the other Loan Documents.

5.6.2	If any Property is Disposed of as permitted by this Agreement or is otherwise released from the Security in accordance with this Agreement, the Lender, at the request, costs and expense of the Borrower (on satisfaction, or on being assured of concurrent satisfaction, of any condition to or obligation imposed with respect to such Disposition), shall discharge such property from the Security and deliver and re assign to the Borrower or Guarantor, as applicable (without any representation or warranty but free and clear of any Encumbrances created in favour of the Lender) any of such property as is then in the possession of the Lender.

ARTICLE 6

COVENANTS

6.1	Affirmative Covenants

So long as the Loan remains available hereunder or any Obligations remain outstanding, and except as otherwise consented to by the Lender, the Borrower shall, and, to the extent applicable, shall cause each Guarantor to:

6.1.1	Payment of Obligations. Duly and punctually pay the Obligations at the times and places and in the manner required by the terms of the Loan Documents.

6.1.2	Existence and Qualifications. Maintain its corporate existence; keep proper books of account and record; maintain its qualification to carry on business in all jurisdictions where it carries on business and where the absence of such qualification would have a Material Adverse Effect; and operate its business and Property in accordance with sound business practice and in substantial compliance with Applicable Law (including Environmental Law) and all Material Contracts.

6.1.3	Inspection. (i) Once per Fiscal Quarter, at the cost and expense of the Borrower, or (ii) at any other time, at the cost and expense of the Lender, and in each case on a confidential basis and acting reasonably and upon reasonable prior written notice from the Lender, permit representatives of the Lender to enter into or onto its Property, to inspect any of its Property and to examine its financial books, accounts and records and to discuss its financial condition with its senior officers and its auditors; provided that nothing in this Section shall restrict the ability of representatives of the Lender to inspect any Property of the Borrower or its Subsidiaries, at the Borrower’s cost and expense, upon the occurrence and during the continuance of an Event of Default.

6.1.4	Use of Proceeds. Use the proceeds of the Loan only for the purpose of repaying all indebtedness, liabilities and obligations under the Existing Senior Secured Notes and the Existing Senior Note Indenture and financing Capital Expenditures for the LDI Project or within the limits permitted by Section 6.2.5 and paying costs and expenses associated with the repayment of the Existing Senior Secured Notes and the Existing Senior Note Indenture contemplated hereby and a payment to Scotia Capital of a $1,500,000 engagement fee in respect of a potential high yield financing and transaction expenses, all as more particularly set forth in Schedule 6.1.4. For certainty, proceeds of the Loan may be used to repay the Existing Senior Facility and accordingly, to the extent proceeds of the Loan are used to repay the Existing Senior Facility, the Borrower covenants to use an equal amount of drawdowns under the Existing Senior Facility to fund those Capital Expenditures listed under the heading “Payments of Capital Expenditures” on Schedule 6.1.4.

6.1.5	TSX, Reporting Issuer Status. Maintain the listing of its Common Shares on the TSX or another principal recognized stock exchange in Canada and maintain its status as a reporting issuer under the Securities Laws of at least one of the Provinces of Canada.

6.1.6	Maintenance of Properties. Maintain (a) all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) all of its interests in the Properties in good standing except where failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.1.7	Insurance. Keep insured with financially sound and reputable insurance companies all of its Property and directors’ and officers’ liability coverage, in amounts and against losses, including property damage and public liability, to the extent that such Property and assets are usually insured by businesses comparable to its business; cause the policies of insurance referred to above to contain customary endorsements for the benefit of the Collateral Agent as in respect of the Existing Security Documents and for the benefit of the Lender in respect of the Post-Closing Security, as first-loss payees (subject to the terms of the Intercreditor Agreement), additional insured and containing a standard mortgagee clause in respect of property insurance and additional insured in respect of public liability insurance, all in a form acceptable to the Lender acting reasonably; and cause such policies to include a provision that such policies will not be amended in any manner which is prejudicial to the Lender or be cancelled without thirty days’ prior written notice being given to the Lender by the issuers thereof.

6.1.8	Material Permits. Obtain, as and when required, and comply with and preserve and maintain, all Material Permits which are required to lawfully (i) acquire, own, operate and maintain the Business and Property in the manner currently carried on, and (ii) perform its obligations under the Loan Documents to which it is a party.

6.1.9	Material Contracts. Comply with all Material Contracts except to the extent non-compliance would not have a Material Adverse Effect.

6.1.10	Taxes. Pay all Taxes as they become due and payable unless they are being contested in good faith by appropriate legal proceedings and, with respect to Taxes which are overdue, make arrangements satisfactory to the Lender regarding adequate provision for their payment; and perform all obligations incidental to any trust imposed upon it by statute.

6.1.11	Notice of Default, Etc. Promptly notify the Lender of the occurrence of:

(a)	any Default or Event of Default;

(b)	any material default by any party under or termination or threatened termination of any Material Contract of which it becomes aware;

(c)	the failure to obtain, loss of or material non compliance with the terms of any Material Permit; and

(d)	the expropriation or initiation of proceedings for the expropriation of any material assets of the Borrower or any Subsidiary.

6.1.12	Notice of Material Litigation. Promptly notify the Lender on becoming aware of the occurrence of any litigation, dispute, arbitration, proceeding or other circumstance affecting it (i) for an amount in excess of $1,000,000, (ii) which relates to any Material Contract, or any Material Permit, or (iii) which could reasonably be expected to have a Material Adverse Effect, and from time to time provide the Lender with all information reasonably requested by the Lender concerning the status thereof on a confidential basis. Without limiting the generality of the foregoing, the Borrower shall promptly advise the Lender of any material developments in respect of the Securities Litigation, unless doing so would, on the advice of legal counsel result in a waiver of any privilege, and shall: (i) provide the Lender copies of any pleadings, notices, orders or judgments; (ii) make reasonably available to the Lender any court or administrative filings made by the parties or Securities Commissions (including staff or counsel thereto) and advise the Lender of any pending motions, applications, trials, appeals or other court or administrative hearings; (iii) provide the Lender copies of any correspondence relating to insurance coverage and correspondence relating to any rights or obligations of indemnification, unless doing so would, on the advice of legal counsel, result in a waiver of any privilege; and (iv) advise the Lender of any proposed or scheduled mediations or arbitrations and any offers to settle the Securities Litigation made by any party or Securities Commission (including staff or counsel thereto), unless doing so would, on the advice of legal counsel, result in a waiver of any privilege. The Borrower acknowledges that, with respect to Material Litigation and the Securities Litigation in particular, it has a common interest with the Lender.

6.1.13	Notice of Environmental Matters. Promptly notify the Lender upon:

(a)	learning of any material claim, complaint, notice, request for information or order under any Environmental Law which could reasonably be expected to cause material environmental liability to the Borrower or any Guarantor;

(b)	learning of the existence of Contaminants located on, in, above or below the surface of any Property which it occupies or controls (except Contaminants being stored, used or otherwise handled in compliance with Environmental Law), which could reasonably be expected to cause material environmental liability to the Borrower or any Guarantor;

(c)	the occurrence of any reportable Release of Contaminants that has occurred on or from such land which could reasonably be expected to cause material environmental liability to the Borrower or any Guarantor;

(d)	the occurrence of any change in business activity conducted by it which involves the storage, use or handling of Contaminants or wastes and which could reasonably be expected to cause material environmental liability to the Borrower or any Guarantor;

(e)	any proposed change in the use or occupation of its Property which could reasonably be expected to cause material environmental liability to the Borrower and Guarantor;

and, with respect to any of the information provided in clauses (a) to (e) above, from time to time provide the Lender with all information reasonably requested by the Lender concerning the status thereof. Without limiting the generality of the foregoing, the Borrower shall, as soon as possible after receiving a request therefor from the Lender, provide, and cause any applicable Guarantor to provide, any and all reports, studies, information and documents in its possession which the Lender may reasonably require or request respecting the environmental and safety records of the operations of the Borrower and the Guarantors, and any liability (contingent or otherwise) the Borrower or any Guarantor may have for environmental damage or occupational health and safety claims.

6.1.14	Remediation. Conduct all environmental remedial activities which a Person acting in a commercially reasonable manner would perform in similar circumstances to meet its environmental responsibilities and conduct and pay for any environmental investigations, assessments or remedial activities with respect to any of its Property that the Lender may reasonably request.

6.1.15	Defence of Title to Property. Warrant and defend the right, title and interest of the Borrower in and to the Properties material to the conduct of the Business against the claims of any Person, subject only to Permitted Encumbrances.

6.1.16	Notice of Change of Name or Jurisdiction. Provide the Lender with thirty Business Days’ prior written notice of any proposed change or change in name or jurisdiction of incorporation or chief executive office of the Borrower or any Guarantor and during such period take all steps under or deliver such additional Loan Documents and ancillary documentation as the Lender may require.

6.1.17	Notice of Acquisition of Material Property or Subsidiary. Promptly notify the Lender of (i) the acquisition by it of any real property, whether owned or leased, (ii) any new locations of tangible assets outside the Provinces listed in Schedule 4.1.21 (other than inventory in transit), (iii) any Acquisition or Investment (other than Investments in another Obligor or in Cash Equivalents), and (iv) any Subsidiary which is not a Guarantor ceasing to be an Immaterial Subsidiary.

6.1.18	Payment of Preferred Claims. From time to time pay or cause to be paid all amounts (“Preferred Claims”) related to workers’ compensation obligations, source deductions, GST and HST remittances, pension fund obligations and all other amounts which, if unpaid, may result in an Encumbrance against the assets of the Borrower or a Guarantor arising under statute or regulation, except where (x) such amounts are being contested in good faith; and (y) reserves in conformity with GAAP with respect thereto, to the extent required, have been provided for in the Borrower’s financial statements.

6.1.19	Security. Provide, and cause each of the Guarantors to provide, the Security required hereunder registered, filed, recorded and perfected (as and when required by the terms hereof) to the satisfaction of the Lender acting reasonably.

6.1.20	Maintain Priority of Security. Take all such actions as may be required such that the Obligations shall at all times rank in priority to all present and future Debt of the Obligors (other than Purchase Money Obligations, Capital Leases and real property mortgages to the extent same are permitted under this Agreement).

6.1.21	Access to Information. From the date of this Agreement until the earlier of (i) expiry of the Commitment Period and (ii) waiver by the Lender of the due diligence condition in Section 7.1.8, the Borrower shall provide or cause to be provided to the Lender and its directors, officers, employees, agents and advisors access to all offices and records of the Borrower and any Guarantor, to conduct such investigations and reviews as the Lender acting reasonably may determine to be advisable from time to time, and authorize all necessary parties to grant full disclosure of all information relating to the Borrower and any Guarantor to the representatives of the Lender all on a confidential basis.

6.1.22	Review by Lender. If, acting reasonably, the Lender considers that a deterioration exists in (a) in the business, affairs, operations, capital, condition (financial or otherwise) of the Obligors, taken as a whole, (b) the ability of the Obligors to perform their obligations under the Loan Documents or the Material Contracts, or (c) the effectiveness of the rights and remedies of the Lender under the Loan Documents, the Lender shall have the right to and the Borrower consents, subject to the execution of a non-disclosure agreement acceptable to the Borrower acting reasonably, to a representative of the Lender having access to and remaining on all offices, premises and records of the Obligors, to conduct such investigations and reviews as the Lender acting reasonably may determine to be advisable. The Obligors shall fully cooperate with such representative and provide such representative complete and unrestricted access to their premises and all information and records of every kind and description, including, without limitation, all business, operating, accounting, legal, banking, investment and other records, documents, information and files (and take copies of the same) and meet with such representative to provide analyses and explanations as may be required. Such representative will be authorized to speak to the Obligors’ creditors, accountants, auditors, solicitors, insurance agents, environmental consultants and other employees, professionals and business providers and have access to their information, files, documents and records relating to the Obligors. Reports, summaries, analyses and recommendations provided by the representative will be for the sole use and be property of the Lender. Information provided to the representative and the representative’s obligations in respect of such information will be subject to Section 9.12, if applicable. The representative shall have no management capacity for the Obligors nor advisory, directive, controlling or other responsibility for the Obligors or their business nor shall it have any fiduciary or duty of care to the Obligors nor any custodial or controlling relationship to their Property. The engagement of the representative shall constitute neither a waiver of nor engagement of rights, remedies or enforcement of Security. The representative shall be at the cost of the Lender, other than nominal out of pocket costs which shall be for the Borrower.

6.1.23	Post-Closing Security. From the date of this Agreement and forthwith thereafter, the Borrower shall negotiate, execute and deliver to the Lender, in form satisfactory to the Lender:

(a)	a General Security Agreement charging all of the Borrower’s Property as security for the Obligations;

(b)	from Lac Des Iles Mines Ltd., (i) a guarantee of the Obligations (to the extent not satisfied by the delivery of the Guarantee pursuant to Section 5.1.2) and (ii) a General Security Agreement charging all of the Property of such Guarantor to secure the payment and performance of such guarantee and any other Obligations owing by it;

(c)	a US$225,000,000 Debenture from each Obligor that owns or leases real property as listed on Schedules 1.1.73 and 1.1.87, which shall be in form suitable for registration against title to each real property that is owned by an Obligor;

collectively, items (a)—(c) above together with such other Security as the Lender may reasonably require are the “Post-Closing Security”. Upon delivery of the Post-Closing Security together with such registrations as are required for the Lender to have first-priority Security over the Property of the Obligors, subject to the Intercreditor Agreement, the Lender shall take such action as is required such that it shall no longer have the benefit of the Existing Security Documents and the Intercreditor Agreement shall continue with regards to the Existing Security Documents, as held by the Collateral Agent for its own benefit and other lenders from time to time on the one hand and the Post-Closing Security for the benefit of the Lender on the other hand. The Obligors shall also, prior to or simultaneously with the delivery of the Post-Closing Security, deliver to the Lender:

(a)	such searches and estoppel letters as the Lender may reasonably require in form satisfactory to the Lender;

(b)	officer’s certificates dated as at the date of the delivery of the Post-Closing Security in the form required by Section 7.1.11;

(c)	title insurance including a lender’s policy (including gap coverage effective as of the Closing Date) in form and substance satisfactory in favour of the Lender in respect of all owned and leased real property subject to the Debenture delivered pursuant to Section 6.1.23;

(d)	proof of payment of all taxes due in respect of the Owned Lands and Leased Lands;

(e)	a Crown consent for the registrations of the Debenture;

(f)	third party legal opinions from Borrower’s counsel concerning the Borrower and each Guarantor, and the Post-Closing Security, to be delivered to the Lender;

(g)	a consent of Vale Canada Limited to the charging pursuant to the Existing Security Documents of the Contract between Vale Canada Limited and Lac des Iles Ltd., for Palladium Copper Nickel Concentrate to be processed at Vale Canada Limited’s Copper Cliff Nickel Smelter dated May 2, 2012;

(h)	certificates of insurance evidencing compliance with Section 6.1.7 showing the Collateral Agent and the Lender as first loss payees (subject to the Intercreditor Agreement) or additional insured thereunder, as applicable together with endorsements of such insurance policies; and

(i)	payment of all fees and expenses related to the delivery and registration of the Post-Closing Security and all other deliveries under this Section.

6.1.24	Refinancing. No later than 45 days prior to the Maturity Date, the Borrower shall provide reasonable evidence that sufficient steps are being taken to refinance the Loan on or prior to the Maturity Date, failing which the Borrower will be required to provide to the Lender in writing, and will be obligated to follow, a process by which the Borrower will repay in full the Loan.

6.2	Financial Covenants

So long as the Loan remains available hereunder or any Obligations remain outstanding, and except as otherwise consented to by the Lender, the Borrower shall:

6.2.1	Senior Debt to EBITDA Ratio. Ensure that as at the end of each calendar month commencing with the month ending March 31, 2014, the Senior Debt to EBITDA Ratio does not exceed the applicable ratio set out below.

Monthly Periods During	Ratio
Second Financial Quarter of 2014	8.0: 1.0
Third Financial Quarter of 2014	6.0:1.0
Fourth Financial Quarter of 2014	6.0: 1.0
First Financial Quarter of 2015	5.0: 1.0
Second Financial Quarter of 2015 to Maturity Date	4.0:1.0

6.2.2	Minimum EBITDA. Maintain a trailing twelve month Consolidated EBITDA not less than the following amount for the periods indicated below:

Twelve Month Period Ending	Consolidated EBITDA
January 31, 2014	$0
February 28, 2014	$10,000,000
March 31, 2014	$10,000,000

6.2.3	Minimum Equity. Maintain at all times minimum outstanding shareholders’ equity of a value calculated in accordance with GAAP of not less than $200,000,000.

6.2.4	Calculation Methodology. For the purpose of calculating the financial covenants set forth in Section 6.2.1 Senior Debt shall be measured as at the applicable date of determination based on consolidated financial statements of the Borrower.

6.2.5	Capital Expenditures. The Borrower, on a consolidated basis, shall not make Capital Expenditures in any Fiscal Year in excess of amounts expended in respect of the LDI Project and amounts set forth on Schedule 6.2.5.

6.3	Reporting Covenants

So long as the Loan remains available hereunder or any Obligations remain outstanding, the Borrower shall deliver to the Lender (in each case, on a confidential basis to the extent that such materials are not posted on SEDAR, EDGAR or otherwise available in the public domain):

6.3.1	Monthly Statements. As soon as available and in any event within 30 days after the end of each calendar month, unaudited consolidated statements of income and retained earnings of the Borrower for such period and for the period from the beginning of the applicable Fiscal Year to the end of such period, and the related consolidated balance sheets of the Borrower, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding period in the preceding Fiscal Year, accompanied by (a) a management report, (b) a Compliance Certificate, (c) an update of capital expenditure budget substituting actual results for budgeted numbers; and (d) an internally prepared operations report including production values, sales values, pricing, royalties and operating costs and comments or any deviation from expected results, as well as updates of any variance between actual and budget capital expenditures all in a form satisfactory to the Lender, acting reasonably;

6.3.2	Quarterly Statements. As soon as available and in any event within 45 days after the end of each Fiscal Quarter, unaudited consolidated statements of income, retained earnings and cash flows for the Borrower for such Fiscal Quarter and the related consolidated balance sheet of the Borrower as of the end of such Fiscal Year, setting forth in each case in comparative form for the corresponding consolidated figures for the preceding Fiscal Quarter.

6.3.3	Annual Statements. As soon as available and in any event within 90 days after the end of each Fiscal Year, audited consolidated statements of income, retained earnings and cash flows of the Borrower for such Fiscal Year and the related consolidated balance sheets of the Borrower as at the end of such Fiscal Year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding Fiscal Year, and accompanied by note disclosure thereto;

6.3.4	Budget/Business Plan. As soon as available, and in any event at least 30 days after the beginning of each Fiscal Year of the Borrower, (a) a budget which shall include a balance sheet, income statement and statement of cash flows on a monthly basis in accordance with GAAP, except as otherwise specified, and annual projections to the Maturity Date for the Borrower on a consolidated and consolidating basis approved by the board of directors of the Borrower all in a form satisfactory to the Lender acting reasonably;

6.3.5	Update to Scheduled Information. Together with the monthly statements delivered pursuant to Section 6.3.1, any updates required to provide that the information disclosed in Schedule 1.1.73, Schedule 1.1.87, Schedule 4.1.5, Schedule 4.1.6, Schedule 4.1.7, Schedule 4.1.19, Schedule 4.1.21, Schedule 4.1.29, Schedule 4.1.32, Schedule 4.1.37 and Schedule 4.1.39 remains accurate as of the date of such interim statements;

6.3.6	Securities Litigation. Promptly upon occurrence, detailed reporting to the Lender of any material development under the Securities Litigation.

6.3.7	Other Information. As soon as practicable following a request therefor from the Lender, such other information, financial statements and projections as the Lender may reasonably request from time to time, which is not otherwise available on SEDAR, including (i) copies of any Tax returns and any other elections, remittance forms or other documents filed by the Borrower or any of its Subsidiaries in respect of Preferred Claims; (ii) copies of all reports and opinions provided by the auditors of the Borrower to its directors or management; and (iii) and any engineering reports or updates thereof, whether internally prepared or prepared by a third party.

6.4	Negative Covenants

So long as the Loan remains available hereunder or any Obligations remain outstanding, the Borrower shall not, and, to the extent applicable, shall ensure that each Subsidiary shall not, without the prior written consent of the Lender:

6.4.1	Reorganizations. Enter into any transaction (whether by way of liquidation, dissolution, reorganization, consolidation, amalgamation, merger, transfer, sale or otherwise) whereby all or substantially all of the undertaking, property and assets of the Borrower or a Guarantor (in each case, a “Predecessor Corporation”) would become the property of any other Person or, in the case of any such amalgamation, of the continuing company resulting therefrom, or whereby the obligation of the Predecessor Corporation to pay amounts under this Agreement would become subject to novation or assumed or undertaken by any other such Person or continuing company; provided, that the Borrower or Guarantor may enter such transaction if:

(i)	such transaction is solely between the Borrower and one or more Guarantors or solely between Guarantors;

(ii)	such Person or continuing company (the “Successor Corporation”) shall execute and/or deliver to the Lender an agreement supplemental hereto or to the other Loan Documents executed by a Predecessor Corporation or Predecessor Corporations, as the case may be, in form reasonably satisfactory to the Lender and execute and/or deliver such other instruments, if any, which to the reasonable satisfaction of the Lender and in the opinion of its counsel are necessary to evidence (i) the assumption by the Successor Corporation of liability under each Loan Document to which a Predecessor Corporation is a party for the due and punctual payment of all money payable by that Predecessor Corporation thereunder, and (ii) the covenant of the Successor Corporation to pay the same and (iii) the agreement of the Successor Corporation to observe and perform all the covenants and obligations of each Predecessor Corporation under each Loan Document to which such Predecessor Corporation was a party and to be bound by all of the terms of each such Loan Document so far as they relate to such Predecessor Corporation which instruments, if any, shall be in form reasonably satisfactory to the Lender;

(iii)	such transaction would not adversely affect the interests of the Lender hereunder or under any Loan Document, including the validity or priority of, or the Lender’s rights under, the Security;

(iv)	such transaction will not result in any Tax being levied on or payable by the Lender (except for Taxes on the overall net income or capital of the Lender provided there is no increase in such Taxes as a result of such transaction);

(v)	an opinion of counsel to the Borrower substantially in the form and as to matters addressed in the opinion of counsel to the Borrower delivered pursuant to Section 5.1 shall have been delivered to the Lender;

(vi)	no Default or Event of Default shall have occurred and be continuing or will occur as a result of such transaction; and

(vii)	to the extent that such transaction involves the Borrower, the Successor Corporation shall be a Canadian or Ontario company.

This covenant shall not apply to permit any consolidation, amalgamation or merger by the Borrower unless, as the result thereof, the Successor Corporation is the Borrower.

6.4.2	Disposition. Dispose of all or any part of its Property, except (i) the sale, transfer or other disposition of inventory in the ordinary course of business; and (ii) pursuant to a Permitted Asset Disposition.

6.4.3	Constating Documents. Enter into any transaction to change or reorganize its capital structure or amend its articles, by laws or any other constating documents in a manner that could reasonably be expected to be adverse in any material respect to the Lender.

6.4.4	Encumbrances. Create, incur, assume or suffer to exist any Encumbrance upon any of its Property, whether now owned or hereafter acquired, other than Permitted Encumbrances.

6.4.5	Restricted Payments. Make any Restricted Payment other than (i) Restricted Payments by an Obligor to another Obligor, (ii) repurchases and repayments of the Existing Senior Secured Notes from the proceeds of the Loan; and (iii) repayment of indebtedness, liabilities and obligations under the BNS Credit Agreement.

6.4.6	Debt. Create, incur, assume, or otherwise become directly or indirectly liable upon or in respect of, or suffer to exist, any Debt other than:

(a)	the Obligations;

(b)	Debt secured only by Permitted Encumbrances;

(c)	contingent liabilities relating to letters of credit permitted pursuant to Section 1.1.90(h);

(d)	Hedging Obligations incurred in connection with Section 6.4.7;

(e)	Debt owed by one Obligor to another Obligor or Guarantees incurred by one Obligor for the benefit of another Obligor if the Debt guaranteed thereby is permitted hereunder;

(f)	unsecured Debt which is Subordinated Debt;

(g)	Debt of the Borrower pursuant to the BNS Credit Agreement not exceeding U.S.$60,000,000 in the principal amount;

(h)	Debt of the Borrower pursuant to the Junior Convertible Debentures and the Junior Indenture not exceeding Cdn.$43,000,000 in the principal amount;

(i)	Capital Lease Obligations not exceeding $17,000,000;

(j)	Debt incurred in connection with Sale Leaseback transactions which are not Capital Lease Obligations not exceeding $5,000,000.

6.4.7	Hedging. Incur any Hedging Obligations other than Permitted Hedging Obligations.

6.4.8	Financial Assistance. Except as otherwise expressly contemplated by this Agreement, provide Financial Assistance, either directly or indirectly, to any Person except for (i) customary indemnities to directors or officers of the Borrower or any Subsidiary in their capacities as such; (ii) indebtedness, liabilities and obligations in respect customary company credit cards issued to employees in the ordinary course of business and reimbursement of reasonable expenses incurred by employees in the ordinary course of business; and (iii) guarantees permitted by the terms of this Agreement.

6.4.9	Investments. Make any Investments, except, (i) the existing Investment relating to the ownership of 1,500,000 common shares in the capital of Maudore Minerals Ltd. and ; (ii) so long as no Default or Event of Default has occurred or would result therefrom, Investments: (a) in the Borrower or any Guarantor which is a Subsidiary of the Borrower, (b) in Cash Equivalents or (c) those listed on Schedule 6.4.9.

6.4.10	Acquisitions. Make any Acquisitions, except, so long as no Default or Event of Default has occurred or would result therefrom, Acquisitions for aggregate consideration not exceeding $1,000,000 in aggregate during any Fiscal Year; provided that:

(a)	in the case of an Acquisition of a Person, the following conditions shall be satisfied:

(i)	the Person acquired becomes a wholly owned Subsidiary as a result of such Acquisition; and

(ii)	such Person provides a guarantee and security substantially equivalent to those provided pursuant to Section 5.1; and

(b)	the business of the Person that is the target of such Acquisition is, or the assets acquired in any such Acquisition are assets to be used in, the Business or an activity which is directly related to the Business;

6.4.11	Amend Material Contracts. Amend any provisions of or terminate or give notice of termination of any Material Contracts or waive or grant indulgences in respect of any default or event of default under any of the Material Contracts, except where any such amendment, termination, notice, waiver or indulgence could not reasonably be expected to result in a Material Adverse Effect.

6.4.12	Change of Business. Change in any material respect the nature of its business or operations from the Business, nor engage directly or indirectly in any material business activity, or purchase or otherwise acquire any material property, in either case not related to or in furtherance of the conduct of the Business.

6.4.13	Subsidiaries. Create any new Material Subsidiary after the date of this Agreement (for greater certainty, other than by way of Acquisition), or permit any existing Immaterial Subsidiary to become a Material Subsidiary, unless such Subsidiary provides a guarantee and security substantially equivalent to those provided pursuant to Section 5.1.

6.4.14	Affiliate Transactions. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or otherwise Dispose of any property to, or otherwise deal or enter into any agreement with, any Affiliate (other than the Borrower or a Guarantor), except in the ordinary course of and pursuant to the reasonable requirements of the Borrower’s or Guarantor’s business and upon fair and reasonable terms that are no less favourable to the Borrower than those that could be obtained in an arm’s length transaction with an unrelated third party.

6.4.15	Junior Indenture and BNS Credit Agreement. Make any amendments to (i) the Junior Indenture or the notes issued thereunder or (ii) the BNS Credit Agreement that has the effect of (a) amending the notes so that they amortize (ie. so that all principal is not due as a bullet on maturity), (b) shortening the maturity date thereunder, or (c) amending any other term or provision which, in the Lender’s discretion acting reasonably, is more restrictive, onerous or burdensome from the Borrower’s perspective. Notwithstanding the foregoing, the Lender hereby acknowledges that the Junior Convertible Debentures may, from time to time, be converted into Common Shares pursuant to the terms of the Junior Indenture.

6.4.16	Fiscal Year. Change its Fiscal Year.

6.4.17	Prepayment Fee. The Borrower shall not, and shall ensure that each other Obligor does not, enter into, assume or otherwise become subject to any contractual provision that would restrict or have the effect of restricting the payment of the Prepayment Fee when due.

6.4.18	Pension Plan. Establish, adopt, inherit, contribute to or otherwise become responsible for any Canadian Pension Plan after the Closing Date which contains a “defined benefit provision” as such term is defined in subsection 147.1(1) of the Income Tax Act (Canada).

6.5	Entitled to Perform Covenants

If the Borrower fails to perform any covenant contained in this Article 6, or in any other provision hereof or of any of the other Loan Documents, the Lender may, but shall be under no obligation to, perform, in any manner it deems fit without thereby waiving any rights to enforce this Agreement or the other Loan Documents, any such covenant capable of being performed by it and if any such covenant requires the payment of money, the Lender may make such payments. All sums so expended by the Lender shall be deemed to form part of the Obligations, shall bear interest at the same rate as the Principal Amount and shall be payable by the Borrower on demand.

ARTICLE 7

CONDITIONS PRECEDENT

7.1	Conditions Precedent to Advance of Loan

The obligation of the Lender to make the advance under the Loan is subject to compliance, on or before the making of such advance, with each of the following conditions precedent, which conditions precedent are for the sole and exclusive benefit of the Lender and may be waived in writing by the Lender in its sole discretion:

7.1.1	each of this Agreement, the Fee Letter and the Security Documents shall have been executed and delivered by all parties thereto;

7.1.2	the representations and warranties made in or pursuant to this Agreement shall be true and correct on the date of such advance (unless expressed to be as of a particular date) and the Lender shall have received an Officer’s Certificate confirming same;

7.1.3	no Default or Event of Default shall have occurred and be continuing nor shall there be any such Default or Event of Default after giving effect to this Agreement and the Lender shall have received an Officer’s Certificate confirming same;

7.1.4	no event shall have occurred since December 31, 2012, except as publicly disclosed prior to the date hereof, which, individually or in the aggregate has, or could reasonably be expected to have, a Material Adverse Effect, including any event arising as a result of any casualty or disaster, accident, labour dispute, exercise of power of eminent domain or other governmental action, act of God or other reason whatsoever, and the Lender shall have received an Officer’s Certificate confirming same;

7.1.5	all approvals, consents and authorizations required on the Closing Date to permit the transactions contemplated by the Loan Documents to proceed in compliance with Applicable Law shall have been obtained and evidence thereof provided to the Lender;

7.1.6	the filings and registrations shall have been made to perfect the Security in all jurisdictions reasonably required by the Lender, including without limitation, applicable real property registries, and the Security shall constitute, subject only to Permitted Encumbrances, a first ranking charge over the Property of the Borrower and the Guarantors (except for the Property as to which the Lender shall have determined in its reasonable discretion that the costs of obtaining or perfecting such Security is excessive in relation to the value of the Security to be offered thereby);

7.1.7	satisfactory title insurance in respect of the Property subject to the Debenture to be held by the Lender pursuant to Section 6.1.23(c), including a lenders’ policy satisfactory to the Lender and gap insurance effective as at the Closing Date;

7.1.8	the Lender shall have completed and be satisfied the results of due diligence investigations and shall have received necessary internal approvals to make the Loan on the terms hereof;

7.1.9	completion of negotiation, execution and delivery of the Intercreditor Agreement;

7.1.10	The Bank of Nova Scotia shall have (contemporaneously with the advance of the Loan and the payout of the Existing Senior Secured Notes) replaced BNY Trust Company of Canada as collateral agent under the Existing Security Documents and registrations of the Existing Security Documents shall be concurrently amended to reflect such replacement together with an amendment of the Debenture held by the Collateral Agent to a principal amount of $225,000,000;

7.1.11	the Lender shall have received the following, in form and substance satisfactory to the Lender:

(a)	an Officer’s Certificate in respect of the Borrower and each Guarantor certifying that attached thereto are true and correct copies of the following documents, and that such documents are in full force and effect, unamended:

(i)	the articles, memorandum, by laws, constating documents or other organizational documents of the Borrower or Guarantor, as applicable;

(ii)	a certificate of incumbency including sample signatures of officers and directors of the Borrower or Guarantor, as applicable who have executed this Agreement or any of the Loan Documents; and

(iii)	the resolutions or other documentation evidencing that all necessary action (if any), corporate or otherwise, has been taken by the Borrower or Guarantor, as applicable to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

(b)	a certificate of status, certificate of compliance or similar certificate with respect to the jurisdiction of incorporation or formation of the Borrower and each Guarantor and any other jurisdiction in which the Borrower or Guarantor conducts business;

(c)	certified copies of the Material Contracts existing on the date of such certificate;

(d)	certificates of insurance evidencing compliance with Section 6.1.7 showing The Bank of Nova Scotia as collateral agent as first loss payee or additional insured thereunder, as applicable (which may be delivered within 2 Business Days of the Closing Date in form and substance satisfactory to the Lender);

(e)	such other documentation or information as the Lender may reasonably request;

7.1.12	The Lender will have reviewed and be satisfied, in its sole discretion, with the Borrower’s capital expenditure program and associated operating budgets together with cash flow forecasts, including, without limitation, a Capital Expenditure budget for the LDI Project;

7.1.13	the Lender shall have received a copy of the certificate delivered by Computershare Trust Company of Canada, as trustee under the Existing Senior Note Indenture to BNY Trust Company of Canada, as collateral agent under the Existing Security Documents, as contemplated in section 14.5(a) of the Existing Senior Note Indenture, confirming that the Collateral Liens (as defined in the Existing Senior Note Indenture) no longer secure the Existing Senior Secured Notes;

7.1.14	all Material Contracts shall be in full force and effect and there shall be no default by the Borrower or any Guarantor thereunder nor shall the Borrower or any Guarantor with the passage of time, be in such default;

7.1.15	the Lender shall have received customary opinions of counsel to the Borrower and the Guarantors acceptable to the Lender acting reasonably including customary opinions with respect to the enforceability of the Loan Documents and the registration of the Security;

7.1.16	all amounts and fees payable to or for the account of the Lender that are due and payable on or before the making of the initial advance (including the fees and disbursements of counsel to the Lender) shall have been paid or arrangements shall be in place to pay such amounts and fees concurrently with the advance;

7.1.17	no action or proceeding shall be pending by any Person or Governmental Authority to enjoin, restrict, or prohibit the completion of the financing contemplated hereby or which may impose any material condition on the completion thereof, or which could reasonably be expected to have a Material Adverse Effect (other than the Securities Litigation), and the Lender shall have received an Officer’s Certificate confirming same; and

7.1.18	no material adverse information shall have become known to the Lender with respect to the Borrower or any Guarantor which is inconsistent with or was omitted from the information previously disclosed to the Lender (including by way of public disclosure).

ARTICLE 8

EVENTS OF DEFAULT AND REMEDIES

8.1	Events of Default

The occurrence of any of the following events shall constitute an Event of Default:

8.1.1	the Borrower fails to pay any Principal Amount due hereunder by the due date thereof, or fails to pay any interest, fees or other Obligations within three (3) Business Days of the due date therefor; or

8.1.2	there is a breach of the financial covenants contained in Section 6.2 of this Agreement or of the negative covenants contained in Sections 6.4.1, 6.4.2, 6.4.4, 6.4.5, 6.4.6, 6.4.10, 6.4.12, 6.4.15 or 6.4.18 of this Agreement; or

8.1.3	there is a breach of any other term, condition or provision of this Agreement, or any of the provisions of any other Loan Document, and such breach remains unremedied for a period of (i) fifteen (15) days in the case of the covenants contained in Sections 6.1.7, 6.1.10, 6.1.11, 6.1.12, 6.1.13, 6.1.18, 6.1.19 and 6.1.20 of this Agreement and (ii) thirty (30) days in the case of all other covenants not specifically addressed in this Section 8.1, in each case after the earlier of (i) written notice by the Lender to the Borrower, and (ii) the Borrower becoming aware of such breach; or

8.1.4	any condition, event or circumstance arises as a result of the failure of an Obligor to pay indebtedness, liabilities or obligations to lenders under the BNS Credit Agreement which would be an “Event of Default” under the BNS Credit Agreement and such Event of Default has not been cured (in accordance with any permitted cure period, if any); or

8.1.5	any condition, event or circumstance arises which would be an “Event of Default” under the BNS Credit Agreement, other than an Event of Default subject to Section 8.1.4 hereof, and such Event of Default has not been cured (in accordance with any permitted cure period, if any) or waived; or

8.1.6	any indebtedness, liabilities or obligations under the BNS Credit Agreement or the Junior Convertible Debentures are accelerated; or

8.1.7	any representation or warranty made by the Borrower or any Guarantor under any Loan Document or any certificate or other writing furnished by or on behalf of the Borrower or a Guarantor pursuant to this Agreement (i) which is already subject to a materiality qualification is or shall be incorrect when made, or (ii) which is not already subject to a materiality qualification is or shall be incorrect in any material respect when made; provided, however, that this Section 8.1.7 does not apply to a representation or warranty in Section 4.1.11 of this Agreement in respect of a Borrower Public Document that is alleged in the Securities Litigation to contain an untrue statement of material fact or to omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; or

8.1.8	the Borrower or any Guarantor (i) fails to make any payment when such payment is due and payable to any Person in relation to any Debt which in the aggregate principal amount then outstanding is in excess of $1,000,000 (or the equivalent amount in any other currency) and such payment is not made within any applicable cure or grace period; or (ii) defaults in the observance or performance of any other agreement or condition in relation to any Debt which in the aggregate principal amount then outstanding is in excess of $1,000,000 (or the equivalent amount in any other currency) or contained in any instrument or agreement evidencing, securing or relating thereto and such default is not waived or cured within any applicable cure or grace period, or any other event shall occur or condition exist, the effect of which default, event, or other condition, is to cause, or to permit the holder of such Debt to cause, such Debt to become due prior to its stated maturity date; or

8.1.9	any judgment or order for the payment of money in excess of $10,000,000 (or the equivalent amount in any other currency), net of any amounts available for the satisfaction of such judgment or order pursuant to any enforceable contract of insurance, shall be rendered against the Borrower or any Guarantor and either (i) the same shall remain undischarged, unvacated, unstayed and unbonded pending appeal for a period of 30 consecutive days from the entry thereof or (ii) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

8.1.10

the Borrower or any Guarantor (i) becomes insolvent, commits an act of bankruptcy or fails to generally pay its debts as such debts become due and payable; (ii) admits in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; (iii) institutes or has instituted against it any proceeding seeking (w) the possession, foreclosure, seizure, retention, sale or other disposition of, or other proceedings to enforce security over, all or any substantial part of its Property, (x) to adjudicate it bankrupt or insolvent, (y) any liquidation, winding up, reorganization (in each case, other than as specifically permitted hereunder), arrangement, adjustment, protection, relief or composition of it or its debts under any Applicable Law relating to bankruptcy, insolvency, reorganization, incorporation law or relief of debtors including any plan of compromise or arrangement or other similar corporate proceeding involving or affecting its creditors, or (z) the entry of an order for relief or the appointment of a receiver, trustee, interim receiver, receiver and manager, liquidator, custodian, sequestrator or other similar official for it or for any substantial part of its Property, and in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 45 days, or any of the actions sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, interim receiver, receiver and manger, liquidator, custodian, sequestrate or other similar official for it or for any substantial part of its Property) shall occur; or (iv) takes any corporate action to authorize any of the foregoing actions; or

8.1.11	any of the Security or any other Loan Document ceases to be in full force and effect, or is invalidated by any act, regulation or governmental action or is determined to be invalid by a court or other judicial entity, provided that it shall not be an Event of Default hereunder if the Borrower (or any applicable Guarantor), within five (5) Business Days of receipt of notice of such Security or Loan Document (other than this Agreement) becoming unenforceable or invalidated and receipt of a replacement Loan Document from the Lender, enters into a new, enforceable agreement in form and substance satisfactory to the Lender, or takes such other action as may be required to ensure the Security is in full force and effect (provided that the Lender’s interest have not been materially adversely affected thereby);

8.1.12	either (i) consent to, acquiescence in, or permit the appointment of a trustee, interim receiver, receiver, receiver and manager, liquidator, sequestrator, administrator, monitor or other custodian for any Obligor or for a substantial part of the Property of any of them, or (ii) suffer the appointment of any such trustee, receiver, receiver and manager, liquidator, sequestrator, administrator or other custodian which shall not be discharged within 45 days, provided that the Borrower hereby expressly authorizes the Lender to appear in any court conducting any relevant proceeding relating to them or any other Obligor during such 45-day period to preserve, protect and defend their rights under the Loan Documents; or

8.1.13	the financial statements of the Borrower are qualified in any material respect which is unacceptable to the Lender; or

8.1.14	the occurrence of any event or circumstance that has a Material Adverse Effect; or

8.1.15	proceedings are commenced for the dissolution, liquidation or winding-up of the Borrower or any Guarantor, or for the suspension of the operations of the Borrower or any Guarantor unless in the case of any such proceedings instituted against it (but not instituted by it) such proceedings are being actively and diligently contested in good faith and none of the orders sought in such proceeding are granted; or

8.1.16	a material default by an Obligor occurs and is continuing under any Material Contract after giving effect to any cure period thereunder or any Material Contract is terminated other than at scheduled maturity, and such default or termination could reasonably be expected to have a Material Adverse Effect; or

8.1.17	a Guarantor provides a notice of termination to the Lender purporting to terminate its respective guarantee; or

8.1.18	the occurrence of a Change of Control, or any Guarantor ceasing to be a direct or indirect wholly-owned Subsidiary of the Borrower;

8.1.19	an Obligor fails to make any contribution when due occurs with respect to a Canadian Pension Plan or a Canadian multi-employer pension plan which gives rise to a deemed trust or statutory lien;

8.1.20	a judgment or order for the payment of money by the Borrower or any Guarantor in respect of the Securities Litigation shall be rendered against the Borrower or any Guarantor in respect of the Securities Litigation, or a settlement shall be entered into by the Borrower or Guarantor in respect of the Securities Litigation, or the Borrower shall have indemnification obligations in respect of the Securities Litigation, that in any case requires payments in excess of $10,000,000 (or the equivalent amount in any other currency), net of any amounts available for the satisfaction of such settlement, judgment, order or indemnification obligations pursuant to an enforceable contract of insurance; or

8.1.21	the amount of any Preferred Claims not paid or remitted when due at any time exceeds $1,000,000, and such circumstance continues for a period of five (5) Business Days.

8.2	Remedies Upon Default

Upon the occurrence of an Event of Default in Section 8.1, the Obligations shall automatically and immediately become due and payable and upon the occurrence of and during the continuance of any other Event of Default, the Lender may, by notice given to the Borrower declare all Obligations to be immediately due and payable and, in either case, the Lender may then:

8.2.1	realize upon all or any part of the Security; and

8.2.2	take such actions and commence such proceedings as may be permitted at law or in equity (whether or not provided for herein or in the Security Documents) at such times and in such manner as the Lender in its sole discretion may consider expedient, all without any additional notice, presentment, demand, protest, notice of protest, dishonour or any other action except as required by law. The rights and remedies of the Lender hereunder are cumulative and are in addition to and not in substitution for any other rights or remedies provided by Applicable Law or by any of the other Loan Documents. For greater certainty, the Obligations due and payable upon a declaration pursuant to this Section 8.2 will include any Exit Fee and Prepayment Fee that would at such time have been payable upon a prepayment of the Principal Amount.

8.3	Distributions

All distributions under or in respect of any of the Loan Documents shall be held by the Lender on account of the Obligations without prejudice to any claim by the Lender for any deficiency after such distributions are received by the Lender and the Borrower shall remain liable for any such deficiency. All such distributions may be applied to such part of the Obligations as the Lender may see fit in its sole discretion, and the Lender may at any time change any appropriation of any such distributions or other moneys received by it and reapply the same on any other part of the Obligations as the Lender may see fit, in its sole discretion, notwithstanding any previous application.

8.4	Set Off

Upon the occurrence and during the continuance of an Event of Default, the Lender may, without notice to the Borrower or to any other Person, combine, consolidate and merge all or any of the Borrower’s liabilities to the Lender and set off any other indebtedness and liability of the Lender to the Borrower, matured or unmatured, against and on account of the Obligations when due. The Lender shall notify the Borrower of any such set off promptly after taking such set off, however, the failure to provide such notice shall not invalidate the set off by the Lender.

8.5	Default Interest

Upon the occurrence and during the continuance of any Event of Default, to the extent not prohibited by Applicable Law, the Principal Amount and any other unpaid amounts hereunder shall bear interest at the rate per annum otherwise applicable plus 5.0% compounded daily.

ARTICLE 9

GENERAL

9.1	Reliance and Non Merger

All covenants, agreements, representations and warranties of the Borrower or any Guarantor made herein or in any other Loan Document or in any certificate or other document signed by any of its directors or officers and delivered by or on behalf of the Borrower or any Guarantor pursuant hereto or thereto are material, shall be deemed to have been relied upon by the Lender notwithstanding any investigation heretofore or hereafter made by the Lender or counsel to or any employee or other representative of the Lender and shall survive the execution and delivery of this Agreement and the other Loan Documents until all obligations owed to the Lender under this Agreement and the other Loan Documents shall have been satisfied and performed.

9.2	Amendment and Waiver

No amendment or waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any Guarantor from any provision hereof or thereof is effective unless it is in writing and signed by an officer of the Lender and the relevant counterparty to such document. Such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

9.3	Notices

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by facsimile or other means of electronic communication or by hand delivery as hereinafter provided. Any such notice, if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the day of sending, or if delivered by hand shall be deemed to have been received at the time it is delivered to the applicable address noted below. Notices of change of address shall also be governed by this Section. Notices and other communications shall be addressed as follows:

(a)	if to the Borrower:

North American Palladium Ltd.

Royal Bank Plaza

200 Bay Street, Suite 2350

Toronto, ON M5J 2J2

Attention: Chief Financial Officer

Facsimile No.: (416) 360 7709

(b)	if to the Lender:

Brookfield Asset Management Inc.

Brookfield Place, 181 Bay Street, Suite 300

Toronto, Ontario M5J 2T3

Attention: Peter Gordon

Facsimile No.: (416) 365-9642

9.4	Time

Time is of the essence of this Agreement and the other Loan Documents.

9.5	Press Releases and Public Announcements

The Borrower agrees that it will not issue any press release or make any other kind of public announcement, or consent to the issuance of any press release or the making of any other kind of public announcement, regarding this Agreement and the terms contained herein unless the text of any such release or announcement, and the time and manner in which such release or announcement is made, has been approved by the Lender, except to the extent required by Applicable Law (in which case the Borrower shall make all commercially reasonable efforts to provide advance notice of such release or announcement to the Lender and consult with the Lender as to the content thereof). The Borrower authorizes the Lender, following the initial advance hereunder and at the Lender’s expense, to announce and use for marketing purposes the successful placement of the Loan. The Lender hereby acknowledges that this Agreement will be filed on SEDAR and EDGAR following the Closing Date and the Lender and the Borrower agree to discuss any redactions to such filed copy as may be desirable and permitted under Securities Law.

9.6	Further Assurances

Whether before or after the happening of an Event of Default, the Borrower shall at its own expense do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, things, agreements, documents and instruments in connection with this Agreement and the other Loan Documents as the Lender may request from time to time for the purpose of giving effect to the terms of this Agreement and the other Loan Documents including, without limitation, for the purpose of facilitating the enforcement of the Security, all promptly upon the request of the Lender.

9.7	Assignment

9.7.1	This Agreement and the other Loan Documents shall enure to the benefit of and be binding upon the parties hereto and thereto, their respective successors and any permitted assignee of some or all of the parties’ rights or obligations under this Agreement and the other Loan Documents as permitted under this Section.

9.7.2	The Borrower shall not assign all or any part of its rights, benefits or obligations under this Agreement or any of the other Loan Documents without the prior written consent of the Lender, which may be unreasonably withheld.

9.7.3	The Lender may assign, transfer or participate all or any part of its rights in respect of the Obligations, this Agreement and any of the other Loan Documents to or in favour of any Person and have its corresponding obligations hereunder and thereunder assumed by such Person, (a) at any time prior to the occurrence of an Event of Default, to any Person other than a Competitor, and (b) following the occurrence and during the continuance of an Event of Default, to any Person. For purposes hereof, “Competitor” means any Person carrying on or engaged in a business which, as of the date of this Agreement, is a business with which the Borrower competes.

9.7.4	Any assignment made hereunder shall become effective when the Borrower has been notified thereof by the Lender, and the Lender has received an acknowledgement from the assignee Lender to be bound by this Agreement and the other Loan Documents. Any such assignee shall be treated as a party to this Agreement for all purposes of this Agreement and the other Loan Documents and shall be entitled to the full benefit hereof and thereof and shall be subject to the obligations of the Lender to the same extent as if it were an original party in respect of the rights assigned to it and obligations assumed by it and the Lender, as the case may be, making such assignment shall be released and discharged accordingly.

9.7.5	The Lender may provide to any permitted assignee or transferee such information, including confidential information, concerning this Agreement, the other Loan Documents and the financial position and the operations of the Borrower and its Subsidiaries as, in the reasonable opinion of the Lender, may be relevant or useful in connection with this Agreement, the other Loan Documents or any portion thereof proposed to be acquired by such assignee or transferee, provided that each recipient of such information agrees not to disclose such information to any other Person or use such information for any other purposes and to be subject to applicable insider trading restrictions.

9.7.6	In connection with any assignment pursuant to this Section 9.7, the Borrower (i) will cooperate fully with the Lender, including by the preparation of an information memorandum and participation of management in presentations and meetings with prospective assignees or transferees (the costs of which shall be for the Lender’s account), and (ii) agrees to enter into such documents as may reasonably be required by the Lender to evidence such assignment and to incorporate into this Agreement customary provisions for multi lender loan arrangements.

9.8	Entire Agreement

This Agreement and the other Loan Documents constitute the entire agreement between the parties pertaining to the subject matter described herein and therein. There are no warranties, conditions or representations (including any that may be implied by statute), and there are no agreements in connection with such subject matter except as specifically set forth or referred to in this Agreement and the other Loan Documents. No reliance is placed on any warranty, representation, opinion, advice or assertion of fact made either prior to, contemporaneously with, or after the entering into of this Agreement and the other Loan Documents, or any amendment or supplement thereto, by any party to this Agreement or any of the other Loan Documents or its directors, officers, partners, employees or agents, where applicable, to any other party to this Agreement or any of the other Loan Documents or its directors, officers, partners, employees or agents, where applicable, except to the extent that the same has been reduced to writing and included as a term of this Agreement or any of the Loan Documents.

9.9	Governing Law

This Agreement and the other Loan Documents (other than Security Documents which the Lender designates as being subject to other governing law) shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

9.10	Attornment

The parties hereto irrevocably submit and attorn to the non exclusive jurisdiction of the courts of the Province of Ontario for all matters arising out of or in connection with this Agreement and the other Loan Documents.

9.11	Counterparts

This Agreement may be signed in counterparts and each such counterpart shall constitute an original document and all of such counterparts, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopier or by other electronic communication shall be effective as delivery of a manually executed counterpart of this Agreement.

9.12	Confidentiality

The Lender agrees to maintain the confidentiality of the Information as defined below) except that the Information may be disclosed to (a) its and its Affiliates, directors, officers, employees and agents, including accountants, legal counsel and other advisors in connection with the consideration of this Agreement it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) as required by Applicable Law or by any subpoena or compelled by any court decree or legal or administrative order or process, (d) to any other party to this Agreement,

(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.12, to any assignee of, or any prospective assignee of, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower, (h) to the limited partners of any Brookfield Asset Management’s private funds; (i) provided in each case they sign a non-disclosure agreement, to any entity who Brookfield Asset Management believes, acting reasonably, could become a limited partner of one of its private funds; or (j) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.12. For the purpose of this Section 9.12, “Information” means all information received from the Borrower or Guarantor related to the Borrower or Guarantor or their business, other than such information delivered to the Lender on a non-confidential basis or to other parties on a non-confidential basis prior to disclosure by the Obligors; provided that, in the case of information received from the Borrower or the Guarantor after the date hereof, such Information is clearly identified at the time of delivery or would reasonably be seen as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with the obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date stated on the first page above.

NORTH AMERICAN PALLADIUM LTD.

By:	/s/ Dave Langille
Name: Dave Langille
Title: Chief Financial Officer

By:
Name:
Title:

LAC DES ILES MINES LTD.

By:	/s/ Dave Langille
Name: Dave Langille
Title: Chief Financial Officer

By:
Name:
Title:

BROOKFIELD CAPITAL PARTNERS LTD.

By:	/s/ J. Peter Gordon
Name: J. Peter Gordon
Title: Managing Partner

By:	/s/ David Nowak
Name: David Nowak
Title: Managing Partner

EXHIBIT 1

FORM OF BORROWING NOTICE

TO:	BCP III NAP LP, by its general partner

BROOKFIELD CAPITAL PARTNERS LTD. (the “Lender”)

FROM:	NORTH AMERICAN PALLADIUM LTD. (the “Borrower”)

RE:	BORROWING NOTICE delivered pursuant to the Loan Agreement dated as of June 7, 2013 between the Borrower and the Lender (as amended, modified, revised, restated or replaced from time to time, the “Loan Agreement”)

DATE:	¢

This notice of request for the advance of the Loan is delivered to you pursuant to the Loan Agreement. All defined terms used but not defined in this borrowing notice have the respective meanings set forth in the Loan Agreement.

The undersigned hereby requests of the Loan from the Lender as follows:

(a)	Date of advance: ¢

Payment Instructions:
Name of Bank: Transit No.: Account No.:	The Bank of Nova Scotia ¢ ¢

No Default or Event of Default has occurred and is continuing nor will any such event occur as a result of the aforementioned advance.

[— Include Directions for Existing Senior Note repayment].

The representations and warranties made in or pursuant to Section 4.1 of the Loan Agreement, except to the extent expressly stated to be made as of an earlier date, are true on and as of the date hereof with the same effect as if such representations and warranties had been made on and as of the date hereof.

No event has occurred since which, individually or in the aggregate has, or could reasonably be expected to have, a Material Adverse Effect, including any event arising as a result of any casualty or disaster, accident, labour dispute, exercise of power of eminent domain or other governmental action, act of God or other reason whatsoever.

This Notice of Borrowing is signed as of the date stated in the headings field above:

NORTH AMERICAN PALLADIUM LTD.

By:
Name:
Title:

- 2 -	Loan Agreement

EXHIBIT 2

FORM OF COMPLIANCE CERTIFICATE

TO:	BCP III NAP LP, by its general partner

BROOKFIELD CAPITAL PARTNERS LTD. (the “Lender”)

FROM:	NORTH AMERICAN PALLADIUM LTD. (the “Borrower”)

RE:	COMPLIANCE CERTIFICATE delivered pursuant to the Loan Agreement dated as of June 7, 2013 between, inter alia, the Borrower and the Lender (as amended, modified, revised, restated or replaced from time to time, the “Loan Agreement”)

DATE:	¢

The undersigned, the ¢ of the Borrower, hereby certifies, in that capacity and without personal liability, that:

I have read and am familiar with the provisions of the Loan Agreement and have made such examinations and investigations, including a review of the applicable books and records of the Borrower, as are necessary to enable me to express an informed opinion as to the matters set out herein. Unless otherwise defined herein terms used herein have the meanings ascribed thereto in the Loan Agreement.

I have made or caused to be made such examinations or investigations as are, in my opinion, necessary to furnish this Officer’s Certificate, and I have furnished this Officer’s Certificate with the intent that it may be relied upon by the Lender as a basis for determining compliance by the Borrower with its covenants and obligations under the Loan Agreement and the other Loan Documents as of the date of this Officer’s Certificate.

No Default or Event of Default has occurred and is continuing on the date of this Officer’s Certificate.

The representations and warranties made in or pursuant to Section 4.1 of the Loan Agreement are true on and as of the date hereof with the same effect as if such representations and warranties had been made on and as of the date hereof.

No event has occurred since the later of (1) December 31, 2010 (except as publicly disclosed prior to the date hereof) and (2) the date of the advance of the Loan, which, individually or in the aggregate has, or could reasonably be expected to have, a Material Adverse Effect, including any event arising as a result of any casualty or disaster, accident, labour dispute, exercise of power of eminent domain or other governmental action, act of God or other reason whatsoever

The attached unaudited consolidated and consolidating statements of income, retained earnings and cash flows of the Borrower for the calendar month of [insert month] and for the period from the beginning of the Fiscal Year ending [insert year] to the end of that month, and the related consolidated and consolidating balance sheets of the Borrower, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding period in the preceding Fiscal Year, comply in all material respects with the applicable requirements of the Securities Laws and present fairly, in all material respects, the consolidated financial position of the Borrower as of the dates indicated and the results of its operations and changes in its cash flows for the periods specified, and have been prepared in conformity with GAAP, unless otherwise specified, applied on a consistent basis throughout the periods covered thereby.

As of [¢] (the “Computation Date”) and calculated in accordance with Section 6.2 of the Loan Agreement and as demonstrated in the manner set out in Appendix A:

the Senior Debt to EBITDA Ratio was ¢ 1:0; and

EBITDA was equal to $ ¢.

Capital Expenditures were $¢.

For the most recently completed calendar month, set forth on Appendix B is an update, if applicable, to the information disclosed in Schedule 1.1.73, Schedule 1.1.87, Schedule 4.1.5, Schedule 4.1.6, Schedule 4.1.7, Schedule 4.1.19, Schedule 4.1.21, Schedule 4.1.29, Schedule 4.1.32, Schedule 4.1.37 and Schedule 4.1.39 of the Loan Agreement.

This Certificate is signed as of the date stated in the headings field above:

NORTH AMERICAN PALLADIUM LTD.

By:
Name:
Title:

- 2 -	Loan Agreement

Appendix A

to Compliance Certificate

CONFIDENTIAL

Appendix B

to Compliance Certificate

CONFIDENTIAL

Attached.

SCHEDULE 1.1.73

LEASED LANDS

Firstly: PIN: 62504-1408 (LT)

PCL 2982 SEC TBL; THE LAND UNDER THE WATERS OF THE UNNAMED LAKE LYING WITHIN MINING CLAIM TB405361 UNSURVEYED TERRITORY; THE UNNAMED LAKE LYING WITHIN MINING CLAIMS TB405364 AND TB405365 UNSURVEYED TERRITORY; THE UNNAMED LAKE LYING WITHIN MINING CLAIMS TB405370 AND TB405371 UNSURVEYED TERRITORY; THE UNNAMED LAKE LYING WITHIN MINING CLAIM TB352376 UNSURVEYED TERRITORY; THE UNNAMED CREEK LYING WITHIN MINING CLAIM TB405364 UNSURVEYED TERRITORY; THE UNNAMED CREEK LYING WITHIN MINING CLAIMS TB405370, TB405369, TB405366, TB405367, TB405362 & TB405361 UNSURVEYED TERRITORY; THE UNNAMED CREEK LYING WITHIN MINING CLAIMS TB405373, TB405374 AND TB352376 UNSURVEYED TERRITORY; MINING CLAIM TB352375 UNSURVEYED TERRITORY; MINING CLAIM TB352376 UNSURVEYED TERRITORY; MINING CLAIM TB405361 UNSURVEYED TERRITORY; MINING CLAIM TB405362 UNSURVEYED TERRITORY; MINING CLAIM TB405363 UNSURVEYED TERRITORY; MINING CLAIM TB405364 UNSURVEYED TERRITORY; MINING CLAIM TB405365 UNSURVEYED TERRITORY; MINING CLAIM TB405366 UNSURVEYED TERRITORY; MINING CLAIM TB405367 UNSURVEYED TERRITORY; MINING CLAIM TB405368 UNSURVEYED TERRITORY; MINING CLAIM TB405369 UNSURVEYED TERRITORY; MINING CLAIM TB405370 UNSURVEYED TERRITORY; MINING CLAIM TB405371 UNSURVEYED TERRITORY; MINING CLAIM TB405372 UNSURVEYED TERRITORY; MINING CLAIM TB405373 UNSURVEYED TERRITORY; MINING CLAIM TB405374 UNSURVEYED TERRITORY BEING LAND AND LAND UNDER WATER IN THE LAC DES ILES AREA AS IN LT204473 T/W PT 9 55R10480 AS IN F88051; T/W PT 5 55R10480 AS IN F88052; T/W PT 3 55R10480 AS IN F88057; T/W PT 2 55R10480 AS IN F88110; T/W PT 10 55R10480 AS IN F88111; T/W PT 1 55R10480 AS IN F93873; T/W PT 4 55R10480 AS IN F93961; T/W PT 1 55R10564 AS IN F92971; T/W PT 1 55R10563 AS IN F92792; T/W PT 1, 2 & 3 55R10730 AS IN F96512; S/T RIGHTS IN F48625; DISTRICT OF THUNDER BAY.

Secondly: PIN: 62504-1410 (LT)

PCL 2984 SEC TBL; THE LAND UNDER THE WATERS OF LAC DES ILES UNSURVEYED TERRITORY; MINING CLAIM TB384484 UNSURVEYED TERRITORY; MINING CLAIM TB384485 UNSURVEYED TERRITORY; MINING CLAIM TB384486 UNSURVEYED TERRITORY; MINING CLAIM TB384487 UNSURVEYED TERRITORY; MINING CLAIM TB384488 UNSURVEYED TERRITORY; MINING CLAIM TB384489 UNSURVEYED TERRITORY; MINING CLAIM TB384490 UNSURVEYED TERRITORY; MINING CLAIM TB384491 UNSURVEYED TERRITORY; MINING CLAIM TB384492 UNSURVEYED TERRITORY; MINING CLAIM TB384889 UNSURVEYED TERRITORY; MINING CLAIM TB384890-UNSURVEYED TERRITORY; MINING CLAIM TB384891 UNSURVEYED TERRITORY; MINING CLAIM TB384892 UNSURVEYED TERRITORY; MINING CLAIM TB384893 UNSURVEYED TERRITORY; MINING CLAIM TB384894 UNSURVEYED TERRITORY; MINING CLAIM TB384895 UNSURVEYED TERRITORY; MINING CLAIM TB384896 UNSURVEYED TERRITORY; MINING CLAIM TB384897 UNSURVEYED TERRITORY; MINING CLAIM TB384898 UNSURVEYED TERRITORY; MINING CLAIM TB384899 UNSURVEYED TERRITORY; MINING CLAIM TB384900 UNSURVEYED TERRITORY; MINING CLAIM TB384901 UNSURVEYED TERRITORY; MINING CLAIM TB384902 UNSURVEYED TERRITORY; MINING CLAIM TB384903 UNSURVEYED TERRITORY; MINING CLAIM TB404132 UNSURVEYED TERRITORY; MINING CLAIM TB404133 UNSURVEYED TERRITORY; MINING CLAIM TB404134 UNSURVEYED TERRITORY; MINING CLAIM TB404135 UNSURVEYED TERRITORY MRO PT 1 55R6035; T/W PT 9 55R10480 AS IN F88051; T/W PT 5 55R10480 AS IN F88052; T/W PT 3 55R10480 AS IN F88057; T/W PT 2 55R10480 AS IN F88110; T/W PT 10 55R10480 AS IN F88111; T/W PT 1 55R10480 AS IN F93873; T/W PT 4 55R10480 AS IN F93961; T/W PT 1 55R10564 AS IN F92791; T/W PT 1 55R10563 AS IN F92792; T/W PT 1, 2 & 3 55Rl0730 AS IN F96512;S/T RIGHTS IN F48625; DISTRICT OF THUNDER BAY.

Thirdly: PIN: 62504-1409 (LT)

PCL 2983 SEC TBL; THE LAND UNDER THE WATERS OF THE UNNAMED LAKE LYING WITHIN MINING CLAIM TB352377 UNSURVEYED TERRITORY; THE UNNAMED LAKE LYING WITHIN MINING CLAIMS TB405358, TB405359 AND TB405360 UNSURVEYED TERRITORY; THE UNNAMED LAKE LYING WITHIN MINING CLAIM TB405357 UNSURVEYED TERRITORY; MINING CLAIM TB352260 UNSURVEYED TERRITORY; MINING CLAIM TB352261 UNSURVEYED TERRITORY; MINING CLAIM TB352262 UNSURVEYED TERRITORY; MINING CLAIM TB352372 UNSURVEYED TERRITORY; MINING CLAIM TB352373 UNSURVEYED TERRITORY; MINING CLAIM TB352374 UNSURVEYED TERRITORY; MINING CLAIM TB352377 UNSURVEYED TERRITORY; MINING CLAIM TB352378 UNSURVEYED TERRITORY; MINING CLAIM TB352379 UNSURVEYED TERRITORY; MINING CLAIM TB404122 UNSURVEYED TERRITORY; MINING CLAIM TB404123 UNSURVEYED TERRITORY; MINING CLAIM TB404124 UNSURVEYED TERRITORY ; MINING CLAIM TB404125 UNSURVEYED TERRITORY; MINING CLAIM TB405357 UNSURVEYED TERRITORY; MINING CLAIM TB405358 UNSURVEYED TERRITORY; MINING CLAIM TB405359 UNSURVEYED TERRITORY; MINING CLAIM TB405360 UNSURVEYED TERRITORY ; MINING CLAIM TB405375 UNSURVEYED TERRITORY; MINING CLAIM TB405376 UNSURVEYED TERRITORY; MINING CLAIM TB405377 UNSURVEYED TERRITORY; MINING CLAIM TB405378 UNSURVEYED TERRITORY IN THE LAC DES ILES AREA AS IN LT204474 T/W PT 9 55R10480 AS IN F88051; T/W PT 5 55R10480 AS IN F88052; T/W PT 3 55R10480 AS IN F88057; T/W PT 2 55R10480 AS IN F88110; T/W PT 10 55R10480 AS IN F88111 ; T/W PT 1 55R10480 AS IN F93873; T/W PT 4 55R10480 AS IN F93961 ; T/W PT 1 55R10564 AS IN F92791; T/W PT 1 55R10563 AS IN F92792 ; T/W PT 1, 2 & 3 55R10730 AS IN F96512 ; S/T RIGHTS IN F48625; DISTRICT OF THUNDER BAY.

Fourthly: PIN: 62504-1411 (LT)

PCL 2985 SEC TBL; THE LAND UNDER THE WATERS OF LAC DES ILES UNSURVEYED TERRITORY; THE UNNAMED LAKE LYING WITHIN MINING CLAIMS TB352256 AND TB352370 UNSURVEYED TERRITORY; THE UNNAMED LAKE LYING WITHIN MINING CLAIMS TB352258, TB352257 AND TB352371 UNSURVEYED TERRITORY; THE UNNAMED CREEK LYING WITHIN MINING CLAIMS TB352256 AND TB352259 UNSURVEYED TERRITORY; MINING CLAIM TB352256 UNSURVEYED TERRITORY; MINING CLAIM TB352257 UNSURVEYED TERRITORY; MINING CLAIM TB352258 UNSURVEYED TERRITORY; MINING CLAIM TB352259 UNSURVEYED TERRITORY; MINING CLAIM TB352263 UNSURVEYED TERRITORY; MINING CLAIM TB352264 UNSURVEYED TERRITORY; MINING CLAIM TB352370 UNSURVEYED TERRITORY; MINING CLAIM TB352371 UNSURVEYED TERRITORY; MINING CLAIM T8384904 UNSURVEYED TERRITORY; MINING CLAIM TB384905 UNSURVEYED TERRITORY; MINING CLAIM TB384906 UNSURVEYED TERRITORY; MINING CLAIM TB384907 UNSURVEYED TERRITORY; MINING CLAIM TB384908 UNSURVEYED TERRITORY; MINING CLAIM TB384909 UNSURVEYED TERRITORY; MINING CLAIM TB404126 UNSURVEYED TERRITORY; MINING CLAIM TB404127 UNSURVEYED TERRITORY; MINING CLAIM TB404128 UNSURVEYED TERRITORY; MINING CLAIM TB404129 UNSURVEYED TERRITORY; MINING CLAIM TB404130 UNSURVEYED TERRITORY; MINING CLAIM TB404131 UNSURVEYED TERRITORY IN THE LAC DES ILES AREA AS IN LT204476 T/W PT 9 55Rl0480 AS IN F88051; T/W PT 5 55Rl0480 AS IN F88052; T/W PT 3 55R10480 AS IN F88057; T/W PT 2 55R10480 AS IN F88110; T/W PT 10 55R10480 AS IN F88111; T/W PT 1 55R10480 AS IN F93873; T/W PT 4 55R10480 AS IN F93961; T/W PT 1 55R10564 AS IN F92791; T/W PT 1 55R10563 AS IN F92792; T/W PT 1, 2 & 3 55R10730 AS IN F96512; S/T RIGHTS IN F48625; DISTRICT OF THUNDER BAY.

- 2 -	Loan Agreement

Fifthly: PIN: 62504-2275 (LT)

LOCATION CLM 430 PTS 1-11 55R11746 UNSURVEYED TERRITORY; DISTRICT OF THUNDER BAY.

Sixthly: PIN: 62504-2276 (LT)

LOCATION CLM 431 PTS 1-7 55R11745 UNSURVEYED TERRITORY; DISTRICT OF THUNDER BAY.

- 3 -	Loan Agreement

SCHEDULE 1.1.87

OWNED LANDS

Firstly: PIN 62122-0291 (LT), being Parcel 5585, Section PAF; Firstly: Lot 2454, Plan M43 McIntyre; Lot 2455, Plan M42 McIntyre; Lot 2456, Plan M42 McIntyre; Lot 2457, Plan M42 McIntyre; Secondly: Part of Lane, Plan M42 McIntyre closed by LPA46064, as in LPA86785, City of Thunder Bay.

Secondly: PIN 62122-0284 (LT), being Parcel 6636, Section PAF; Firstly: Lot 2422, Plan M42 McIntyre; Lot 2423, Plan M42 McIntyre; Lot 2424, Plan M42 McIntyre; Lot 2425, Plan M42 McIntyre; Lot 2450, Plan M42 McIntyre; Lot 2451, Plan M42 McIntyre; Lot 2452, Plan M42, McIntyre; Lot 2453, Plan M42 McIntyre; Secondly: Part Lane, Plan M42 McIntyre closed by LPA46064, as in LPA86785, City of Thunder Bay.

Thirdly: PIN 62122-0295 (LT), being Parcel Streets and Lanes-13, Section M42; Part of 9th Avenue, Plan M42 McIntyre, closed by F62239, Part 1, Plan 55R-10340, City of Thunder Bay.

All in the Land Registry Office for the Land Titles Division of Thunder Bay (No. 55).

SCHEDULE 1.1.90

PERMITTED ENCUMBRANCES

Borrower

	File No.	Reg. No.	Debtors	Secured Parties	Collateral Classification
1.	686209167 PPSA	20130419 1040 8077 3129 Reg. 6 year(s) Expires 19APR 2019	NORTH AMERICAN PALLADIUM LTD	PITNEY BOWES GLOBAL FINANCIAL SERVICES	Equipment Other

No Fixed Maturity Date General Collateral Description: LEASE 771848-COPIER CBJ1

	File No.	Reg. No.	Debtors	Secured Parties	Collateral Classification
2.	684834147 PPSA	20130221 1643 8077 8802 Reg. 6 year(s) Expires 21FEB 2019	NORTH AMERICAN PALLADIUM LTD	PITNEY BOWES GLOBAL FINANCIAL SERVICES	Equipment Other

No Fixed Maturity Date General Collateral Description: COPIER CBJ1

	File No.	Reg. No.	Debtors	Secured Parties	Collateral Classification
3.	683722305 PPSA	20121221 1036 8077 4957 Reg. 6 year(s) Expires 21DEC 2018	NORTH AMERICAN PALLADIUM LTD	PITNEY BOWES GLOBAL FINANCIAL SERVICES	Equipment Other
No Fixed Maturity Date
General Collateral Description: DIGITAL COLOR PHOTOCOPIER (MY5X)

	File No.	Reg. No.	Debtors	Secured Parties	Collateral Classification
4.	677757492 PPSA	20120420 1703 1462 1397 Reg. 6 year(s) Expires 20APR 2018	NORTH AMERICAN PALLADIUM LTD	XEROX CANADA LTD	Equipment Other

No Fixed Maturity Date

	File No.	Reg. No.	Debtors	Secured Parties	Collateral Classification
5.	673384896 PPSA	20111003 1716 1590 9037 Reg. 5 year(s) Expires 03OCT 2016	NORTH AMERICAN PALLADIUM LTD. COMPAGNIE MINIERE NORTH AMERICAN PALLADIUM	BNY TRUST COMPANY OF CANADA, AS COLLATERAL AGENT BNY TRUST COMPANY OF CANADA	Inventory Equipment Accounts Other Motor Vehicle Included

	File No.	Reg. No.	Debtors	Secured Parties	Collateral Classification
6.	657788193 PPSA	20091124 1702 1462 6279 Reg. 6 year(s) Expires 24NOV 2015	NORTH AMERICAN PALLADIUM LTD	XEROX CANADA LTD	Equipment Other
No Fixed Maturity Date

- 2 -	Loan Agreement

	File No.	Reg. No.	Debtors	Secured Parties	Collateral Classification
7.	645038325 PPSA	20080509 1702 1462 1892 Reg. 6 year(s) Expires 09MAY 2014	NORTH AMERICAN PALLADIUM LTD.	XEROX CANADA LTD	Equipment Other
No Fixed Maturity Date
		20080523 1401 1462 4748 A AMNDMNT	NORTH AMERICAN PALLADIUM LTD. (Reference Debtor) _________ LAC DES ILES MINES LTD
Reason for Amendment: TO ADD ADDITIONAL BUSINESS DEBTOR TO EXISTING REG.
Lac des Iles Mines Ltd.
	File No.	Reg. No.	Debtors	Secured Parties	Collateral Classification
1.	686812518 PPSA	20130510 1050 1529 8693 Reg. 3 year(s)	LAC DES ILES MINES LTD	FORD CREDIT CANADA LEASING, A DIVISION OF CANADIAN ROAD LEASING COMPANY	Consumer Goods Equipment Other Motor Vehicle Included

No Fixed Maturity Date 2013 FORD F150 (VIN: 1FTFW1ET2DFB62054)

	File No.	Reg. No.	Debtors	Secured Parties	Collateral Classification
2.	686812527 PPSA	20130510 1050 1529 8694 Reg. 3 year(s)	LAC DES ILES MINES LTD	FORD CREDIT CANADA LEASING, A DIVISION OF CANADIAN ROAD LEASING COMPANY	Consumer Goods Equipment Other Motor Vehicle Included
No Fixed Maturity Date 2013 FORD F150 (VIN: 1FTFW1ET4DFB62055)

- 3 -	Loan Agreement

	File No.	Reg. No.	Debtors	Secured Parties	Collateral Classification
3.	686812536 PPSA	20130510 1050 1529 8695 Reg. 3 year(s)	LAC DES ILES MINES LTD	FORD CREDIT CANADA LEASING, A DIVISION OF CANADIAN ROAD LEASING COMPANY	Consumer Goods Equipment Other Motor Vehicle Included

No Fixed Maturity Date 2013 FORD F150 (VIN: 1FTFW1ET6DFB62056)

	File No.	Reg. No.	Debtors	Secured Parties	Collateral Classification
4.	686486916 PPSA	20130430 1202 7036 6158 Reg. 4 year(s)	LAC DES ILES MINES LTD.	ADDIE LEASING LTD.	Equipment Motor Vehicle Included

Maturity Date: April 30, 2017 2013 FORD F250 (VIN: 1FT7W2B61DEA71498) 2013 FORD F250 (VIN: 1FT7X2B65DEA65068)

	File No.	Reg. No.	Debtors	Secured Parties	Collateral Classification
5.	686317725 PPSA	20130424 1047 1529 5064 Reg. 3 year(s)	LAC DES ILES MINES LTD	FORD CREDIT CANADA LEASING, A DIVISION OF CANADIAN ROAD LEASING COMPANY	Equipment Other Motor Vehicle Included

No Fixed Maturity Date 2013 FORD F150 (VIN: 1FTFW1ET7DFB62051)

	File No.	Reg. No.	Debtors	Secured Parties	Collateral Classification
6.	686317752 PPSA	20130424 1047 1529 5067 Reg. 3 year(s)	LAC DES ILES MINES LTD	FORD CREDIT CANADA LEASING, A DIVISION OF CANADIAN ROAD LEASING COMPANY	Consumer Goods Equipment Other Motor Vehicle Included
No Fixed Maturity Date 2013 FORD F150 (VIN: 1FTFW1ET9DFB62052)

- 4 -	Loan Agreement

	File No.	Reg. No.	Debtors	Secured Parties	Collateral Classification
7.	686108223 PPSA *** THIS REGISTRATION HAS BEEN DISCHARGED **	20130416 1247 1532 2267 Reg. 5 year(s)	LAC DES ILES MINES LTD	THE BANK OF NOVA SCOTIA	Equipment Other Motor Vehicle Included

2009 TOYOTA HZJ79 (VIN: JTELB71JX97082942)

2011 TOYOTA 8FGU30 (VIN: 34315)

1980 MARCOTTE M60 (VIN: 614008)

1980 MARCOTTE M60 (VIN: 614013)

2009 MARCOTTE F6L912W (VIN: 83008)

2011 SANDVIK CUBEX ARIES (VIN: 10397)

2000 MACLEAN BF4M1013C (VIN: 946093)

2011 MARCOTTE M40 (VIN: 3158)

		20130507 1954 1531 9274 C DISCHARGE	LAC DES ILES MINES LTD (Reference Debtor)

	File No.	Reg. No.	Debtors	Secured Parties	Collateral Classification
8.	685710315 PPSA	20130402 1447 1462 9336 Reg. 6 year(s)	LAC DES ILES MINES LTD.	XEROX CANADA LTD	Equipment Other

No Fixed Maturity Date

	File No.	Reg. No.	Debtors	Secured Parties	Collateral Classification
9.	685050723 PPSA	20130304 1946 1531 6448 Reg. 3 year(s)	LAC DES ILES MINES LTD	FORD CREDIT CANADA LEASING, A DIVISION OF CANADIAN ROAD LEASING COMPANY	Consumer Goods Equipment Other Motor Vehicle Included
No Fixed Maturity Date
2013 FORD F150 (VIN: 1FTFW1ET5DFB12989)

- 5 -	Loan Agreement

	File No.	Reg. No.	Debtors	Secured Parties	Collateral Classification
10.	684983187 PPSA	20130301 1050 1529 6216 Reg. 3 year(s)	LAC DES ILES MINES LTD	FORD CREDIT CANADA LEASING, A DIVISION OF CANADIAN ROAD LEASING COMPANY	Consumer Goods Equipment Other Motor Vehicle Included

No Fixed Maturity Date 2013 FORD F150 (VIN: 1FTFW1ET1DFB12990)

	File No.	Reg. No.	Debtors	Secured Parties	Collateral Classification
11.	684713781 PPSA	20130214 1109 1901 1024 Reg. 05 year(s)	LAC DES ILES MINES LTD.	CATERPILLAR FINANCIAL SERVICES LIMITED	Equipment Motor Vehicle Included

2013 CATERPILLAR AD45 (VIN: CATAD45BKCXM00517)

2007 CATERPILLAR AD48 (VIN: CATAD45BCCXM00360)

2007 CATERPILLAR AD45B (VIN: CATAD45BACXM00359)

2012 CATERPILLAR 120M (VIN: CAT0120MHB9C01077)

General Collateral Description:

ONE (1) 2013 CATERPILLAR AD45 UNDERGROUND MINING TRUCK C/W DUMP BODY TWO (2) 2007 CATERPILLAR AD45B TRUCKS ONE (1) 2012 CATERPILLAR 120M GRADER TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, ACCESSIONS, REPLACEMENTS, SUBSTITUTIONS, ADDITIONS AND IMPROVEMENTS TO THE ABOVEMENTIONED COLLATERAL AND ALL PROCEEDS IN ANY FORM DERIVED DIRECTLY OR INDIRECTLY FROM ANY DEALING WITH SUCH COLLATERAL AND A RIGHT TO AN INSURANCE PAYMENT OR ANY PAYMENT THAT INDEMNIFIES OR COMPENSATES FOR LOSS OR DAMAGE TO SUCH COLLATERAL OR PROCEEDS OF SUCH COLLATERAL. PROCEEDS? GOODS, SECURITIES, DOCUMENTS OF TITLE, CHATTEL PAPER, INSTRUMENTS, MONEY AND INTANGIBLES.

	File No.	Reg. No.	Debtors	Secured Parties	Collateral Classification
12.	684536202 PPSA	20130205 1304 1532 3130 Reg. 5 year(s)	LAC DES ILES MINES LTD	THE BANK OF NOVA SCOTIA	Equipment Other

- 6 -	Loan Agreement

	File No.	Reg. No.	Debtors	Secured Parties	Collateral Classification
13.	682732377 PPSA	20121107 1445 1530 7379 Reg. 4 year(s)	LAC DES ILES MINES LTD	ALLY CREDIT CANADA LIMITED	Consumer Goods Equipment Other Motor Vehicle Included
Amount Secured: $45998 No Fixed Maturity Date 2013 GMC SIERRA (VIN: 3GTP2VE72DG183267)

	File No.	Reg. No.	Debtors	Secured Parties	Collateral Classification
14.	680062077 PPSA	20120719 1418 1462 6081 Reg. 5 year(s)	LAC DES ILES MINES LTD.	ACKLANDS - GRAINGER INC.	Inventory
Amount Secured: $140000 No Fixed Maturity Date General Collateral Description: CONSIGNED PRODUCT

	File No.	Reg. No.	Debtors	Secured Parties	Collateral Classification
15.	676503675 PPSA	20120228 1940 1902 8450 Reg. 06 year(s)	LAC DES ILES MINES LTD.	CATERPILLAR FINANCIAL SERVICES LIMITED	Equipment Motor Vehicle Included

2012 CATERPILLAR 120M (VIN: CAT0120MHB9C01077)

General Collateral Description:

ONE (1) 2012 CATERPILLAR 120M MOTOR GRADERS S/N CAT0120MHB9C01077 TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, ACCESSIONS, REPLACEMENTS, SUBSTITUTIONS, ADDITIONS AND IMPROVEMENTS TO THE ABOVEMENTIONED COLLATERAL AND ALL PROCEEDS IN ANY FORM DERIVED DIRECTLY OR INDIRECTLY FROM ANY DEALING WITH SUCH COLLATERAL AND A RIGHT TO AN INSURANCE PAYMENT OR ANY PAYMENT THAT INDEMNIFIES OR COMPENSATES FOR LOSS OR DAMAGE TO SUCH COLLATERAL OR PROCEEDS OF SUCH COLLATERAL. PROCEEDS? GOODS, SECURITIES, DOCUMENTS OF TITLE, CHATTEL PAPER, INSTRUMENTS, MONEY AND INTANGIBLES.

- 7 -	Loan Agreement

	File No.	Reg. No.	Debtors	Secured Parties	Collateral Classification
16.	675254709 PPSA	20111222 1739 1532 8706 Reg. 5 year(s)	LAC DES ILES MINES LTD	THE BANK OF NOVA SCOTIA	Equipment Other Motor Vehicle Included

2009 TOYOTA LANDCRUISER (VIN: JTELB71J197082974)

2010 GMC CREW CAB 4X4 Z-71 (VIN: 3GTRKVEA3AG236901)

2010 GMC CREW CAB 4X4 Z-71 (VIN: 3GTRKVE34AG165984)

2009 TOYOTA LANDCRUISER HZJ79 (VIN: JTELB71J297083115)

2010 GMC CREW CAB 4X4 Z-71 (VIN: 3GTRKVE32AG195212)

2011 GMC CREW CAB 4X4 Z-71 (VIN: 3GTP2VE36BG121686)

2010 GMC CREW CAB 4X4 Z-71 (VIN: 3GTRKVE30AG196438)

2011 MERCEDES BENZ OM904 (VIN: 114173)

2011 MERCEDES BENZ OM904 (VIN: 114168)

2001 DEUTZ BF4M1013C (VIN: 946084)

2011 DEUTZ BF4M1013C (VIN: 946093)

2011 PLH PNEUMATIC LONGHOLE DRILL (VIN: 2011135)

2011 PLH PNEAUMATIC LONGHOLE DRILL (VIN: 2011137)

2011 DEUTZ BF6M1013EC (VIN: 103953)

2007 DETROIT DIESEL SERIES 60 (VIN: T6140228)

2006 DETROIT DIESEL SERIES 60 (VIN: T6140198)

2011 MERCEDES BENZ OM926LA (VIN: 104007A)

2011 MERCEDES BENZ OM926LA (VIN: 104006A)

2010 DETROIT DIESEL 60 SERIES (VIN: 104111)

2010 DETROIT DIESEL 60 SERIES (VIN: 104112)

2010 DETROIT DIESEL 60 SERIES (VIN: 104113)

2010 DETROIT DIESEL 60 SERIES (VIN: 104114)

2006 DETROIT DIESEL 6063MK32 (VIN: T6050316)

1980 DEUTZ F6L912W (VIN: 614008)

2011 UVT 8800CH (VIN: 104116)

2011 IVECO ENGINE F4GE09454HJ603 (VIN: IFI100E6229)

2010 TOYOTA LANDCRUISER HZJ79 (VIN: JTELB71J607090166)

2010 TOYOTA LANDCRUISER HZJ79 (VIN: JTELB71J707090080)

2011 MERCEDES BENZ 904 (VIN: 103952)

2011 2-BOGART STOPER ASM S250 (VIN: 3543634)

- 8 -	Loan Agreement

		20111223 1452 1530 8715 A AMENDMENT	LAC DES ILES MINES LTD (Reference Debtor)
Reason for Amendment: ADMEND TO ADD TWO VEHICLES
2011 TOYOTA LANDCRUISER T1264 (VIN: JTELB71J707093870) 2011 TOYOTA LANDCRUISER T1265 (VIN: JTELB71J607093939)

		20130205 1950 1531 3802 A AMENDMENT	LAC DES ILES MINES LTD (Reference Debtor)

Reason for Amendment: DELETE THE 2 VEHICLES DETRIOT DIESEL, MODEL 60 SERIES, VIN # 104112, 104113, YEAR 2010

		20130207 1449 1530 2437 A AMENDMENT	LAC DES ILES MINES LTD (Reference Debtor)

Reason for Amendment: AMEND TO ADD ONE VEHICLE MAKE CATERPILLAR MODEL AD45B VIN CXM00468 YEAR 2011 2011 CATERPILLAR AD45B (VIN: CXM00468)

	File No.	Reg. No.	Debtors	Secured Parties	Collateral Classification
17.	674979102 PPSA	20111209 1842 1532 7334 Reg. 5 year(s)	LAC DES ILES MINES LTD.	THE BANK OF NOVA SCOTIA	Equipment Other Motor Vehicle Included
2011 TOYOTA LANDCRUISER (VIN: JTELB71J707093870) 2011 TOYOTA LANDCRUISER (VIN: JTELB71J607093939)

- 9 -	Loan Agreement

	File No.	Reg. No.	Debtors	Secured Parties	Collateral Classification
18.	673596072 PPSA	20111012 1453 1530 0346 Reg. 4 year(s)	LAC DES ILES MINES LTD	ALLY CREDIT CANADA LIMITED	Consumer Goods Equipment Other Motor Vehicle Included
Amount Secured:
$47436 No Fixed Maturity Date 2011 GMC SIERRA (VIN: 3GTP2VE38BG375724)

		20111031 1450 1530 3573 A AMENDMENT	LAC DES ILES MINES LTD (Reference Debtor)		Consumer Goods Equipment Other Motor Vehicle Included

Reason for Amendment: TO REVISE PRINCIPAL AMOUNT SECURED TO $41,078 Amount Secured: $41078 No Fixed Maturity Date

	File No.	Reg. No.	Debtors	Secured Parties	Collateral Classification
19.	673596081 PPSA	20111012 1453 1530 0347 Reg. 4 year(s)	LAC DES ILES MINES LTD	ALLY CREDIT CANADA LIMITED	Consumer Goods Equipment Other Motor Vehicle Included

Amount Secured: $62965 No Fixed Maturity Date 2011 GMC YUKON (VIN: 1GKS2AE02BR236251)

		20111018 1948 1531 6292 A AMENDMENT	LAC DES ILES MINES LTD (Reference Debtor)		Consumer Goods Equipment Other Motor Vehicle Included

Reason for Amendment:
TO REVISE PRINCIPAL AMOUNT SECURED TO $54,526 Amount Secured: $54526 No Fixed Maturity Date

- 10 -	Loan Agreement

	File No.	Reg. No.	Debtors	Secured Parties	Collateral Classification
20.	673384887 PPSA	20111003 1714 1590 9036 Reg. 5 year(s)	LAC DES ILES MINES LTD.	BNY TRUST COMPANY OF CANADA, AS COLLATERAL AGENT BNY TRUST COMPANY OF CANADA	Inventory Equipment Accounts Other Motor Vehicle Included

	File No.	Reg. No.	Debtors	Secured Parties	Collateral Classification
21.	673045173 PPSA	20110920 0916 7036 0077 Reg. 3 year(s)	LAC DES ILES MINES	HALF-WAY MOTORS (1989) LIMITED	Equipment Motor Vehicle Included

Amount Secured:
$31834 Maturity Date: April 30, 2013 2010 NISSAN TITAN XE (VIN: 1N6AA0EJ6AN305586)

	File No.	Reg. No.	Debtors	Secured Parties	Collateral Classification
22.	672730236 PPSA	20110906 1953 1531 0018 Reg. 5 year(s)	LAC DES ILES MINES LTD.	DE LAGE LANDEN FINANCIAL SERVICES CANADA INC.	Equipment Other Motor Vehicle Included

2009 GENIE GTH5519 (VIN: 19534)

General Collateral Description:

ALL GOODS SUPPLIED BY THE SECURED PARTY, ALL PARTS AND ACCESSORIES THERETO AND ACCESSIONS THERETO AND ALL REPLACEMENTS OR SUBSTITUTIONS FOR SUCH GOODS. PROCEEDS ACCOUNTS, CHATTEL PAPER, MONEY, INTANGIBLES, GOODS, DOCUMENTS OF TITLE, INSTRUMENTS, SECURITIES (ALL AS DEFINED IN THE PERSONAL PROPERTY SECURITY ACT (ON)) AND INSURANCE PROCEEDS.

- 11 -	Loan Agreement

	File No.	Reg. No.	Debtors	Secured Parties	Collateral Classification
23.	672402006 PPSA	20110823 1635 7036 8754 Reg. 4 year(s)	LAC DES ILES MINES LTD.	ADDIE LEASING LTD.	Equipment Motor Vehicle Included

Maturity Date: August 22, 2015 2011 FORD F250 (VIN: 1FT7X2B66BEA24039)

	File No.	Reg. No.	Debtors	Secured Parties	Collateral Classification
24.	672056982 PPSA	20110809 1451 1530 4066 Reg. 4 year(s)	LAC DES ILES MINES LTD	ALLY CREDIT CANADA LIMITED	Consumer Goods Equipment Other Motor Vehicle Included

Amount Secured: $42098 No Fixed Maturity Date 2011 GMC SIERRA (VIN: 3GTP2WE33BG367469)

	File No.	Reg. No.	Debtors	Secured Parties	Collateral Classification
25.	667043109 PPSA	20110110 1639 7036 8207 Reg. 4 year(s)	LAC DES ILES MINES LTD.	ADDIE LEASING LTD.	Equipment Motor Vehicle Included

Maturity Date: January 10, 2015 2011 FORD F252 (VIN: 1FT7X2B69BEB54963)

- 12 -	Loan Agreement

	File No.	Reg. No.	Debtors	Secured Parties	Collateral Classification
26.	665950311 PPSA	20101117 1406 1462 0193 Reg. 6 year(s)	LAC DES ILES MINES LTD	XEROX CANADA LTD	Equipment Other

No Fixed Maturity Date

	File No.	Reg. No.	Debtors	Secured Parties	Collateral Classification
27.	664980309 PPSA	20101006 1404 1462 0326 Reg. 6 year(s)	LAC DES ILES MINES LTD	XEROX CANADA LTD	Equipment Other

No Fixed Maturity Date

	File No.	Reg. No.	Debtors	Secured Parties	Collateral Classification
28.	661425993 PPSA	20100517 1642 7036 7533 Reg. 4 year(s)	LAC DES ILES MINES LTD.	ADDIE LEASING LTD.	Equipment Motor Vehicle Included

Maturity Date: May 17, 2014 2011 FORD F250 (VIN: 1FT7W2B64BEA19201) 2011 FORD F350 (VIN: 1FT8W3B61BEA23684)

	File No.	Reg. No.	Debtors	Secured Parties	Collateral Classification
29.	645038325 PPSA	20080509 1702 1462 1892 Reg. 6 year(s)	NORTH AMERICAN PALLADIUM LTD.	XEROX CANADA LTD	Equipment Other

No Fixed Maturity Date

		20080523 1401 1462 4748 A AMENDMENT	NORTH AMERICAN PALLADIUM LTD. (Reference Debtor) _______________ LAC DES ILES MINES LTD
Reason for Amendment: TO ADD ADDITIONAL BUSINESS DEBTOR TO EXISTING REG.

- 13 -	Loan Agreement

	File No.	Reg. No.	Debtors	Secured Parties	Collateral Classification
30.	638492031 PPSA	20070824 1703 1462 7381 Reg. 6 year(s)	LAC DES ILES MINES LTD	XEROX CANADA LTD	Equipment Other

No Fixed Maturity Date

	File No.	Reg. No.	Debtors	Secured Parties	Collateral Classification
31.	629626176 PPSA	20061010 1444 8077 8309 Reg. 5 year(s)	LAC DES ILES MINES LTD.	CATERPILLAR FINANCIAL SERVICES LIMITED	Equipment Other Motor Vehicle Included

No Fixed Maturity Date 2006 CATERPILLAR D10T (VIN: CAT0D10TCRJG00916)

		20110713 1454 8077 6554 B RENEWAL Renew 4 year(s)	LAC DES ILES MINES LTD. (Reference Debtor)

- 14 -	Loan Agreement

LEASED LANDS

PIN 62504-1408(LT)

1.	Instrument No. LT204473 registered on September 18, 1985 being a Crown Patent.

2.	Instrument No. F48625 registered on October 5, 1994 being an Application (General) by the Ontario Court of Justice in favour of Lac Des Iles Mines Ltd.

3.	Instrument No. TY37786 registered December 6, 2006 being a notice by Her Majesty the Queen in Right of Ontario as represented by the Minister of Northern Development and Mines.

4.	Instrument No. TY115634 registered on February 11, 2011 being a Land Registrar’s Order.

5.	Instrument No. TY132179 registered on December 15, 2011 being a charge in favour of BNY Trust Company of Canada.

PIN 62504-1409(LT)

1.	Instrument No. LT204474 registered on September 18, 1985 being a Crown Patent.

2.	Instrument No. F48625 registered on October 5, 1994 being an Application (General) by the Ontario Court of Justice in favour of Lac Des Iles Mines Ltd.

3.	Instrument No. TY37787 registered on December 6, 2006 being a notice by Her Majesty the Queen in Right of Ontario as represented by the Minister of Northern Development and Mines.

4.	Instrument No. TY115634 registered on February 11, 2011 being a Land Registrar’s Order.

5.	Instrument No. TY132179 registered on December 15, 2011 being a charge in favour of BNY Trust Company of Canada.

PIN 62504-1410(LT)

1.	Instrument No. LT204475 registered on September 18, 1985 being a Crown Patent.

2.	Instrument No. F48625 registered on October 5, 1994 being an Application (General) by the Ontario Court of Justice in favour of Lac Des Iles Mines Ltd.

3.	Instrument No. TY37784 registered on December 6, 2006 being a notice by Her Majesty the Queen in Right of Ontario as represented by the Minister of Northern Development and Mines.

4.	Instrument No. TY115634 registered on February 11, 2011 being a Land Registrar’s Order.

5.	Instrument No. TY132179 registered on December 15, 2011 being a charge in favour of BNY Trust Company of Canada.

- 15 -	Loan Agreement

PIN 62504-1411(LT)

1.	Instrument No. LT204476 registered on September 18, 1985 being a Crown Patent.

2.	Instrument No. F48625 registered on October 5, 1994 being an Application (General) by the Ontario Court of Justice in favour of Lac Des Iles Mines Ltd.

3.	Instrument No. TY37785 registered on December 6, 2006 is a notice by Her Majesty the Queen in Right of Ontario as represented by the Minister of Northern Development and Mines.

4.	Instrument No. TY115634 registered on February 11, 2011 is a Land Registrar’s Order.

5.	Instrument No. TY132179 registered on December 15, 2011 is a charge in favour of BNY Trust Company of Canada. PIN 62504-2275(LT)

1.	Instrument No TY58548 registered on January 29, 2008 is a Crown Patent.

2.	Instrument No. TY132179 registered on December 15, 2011 is a charge in favour of BNY Trust Company of Canada. PIN 62504-2276(LT)

1.	Instrument No. TY58556 registered on January 30, 2008 is a Crown Patent.

2.	Instrument No. TY132179 registered on December 15, 2011 is a charge in favour of BNY Trust Company of Canada.

OWNED LANDS

PIN 62122-0291(LT)

1.	Instrument No. TY74359 registered on November 18, 2008 being a name change application.

2.	Instrument No. TY129875 registered on November 3, 2011 is a charge in favour of BNY Trust Company of Canada. PIN 62122-0284(LT)

1.	Instrument No. F34903 registered on May 6, 1993 being an Application (General).

2.	Instrument No. TY129875 registered on November 3, 2011 being a charge in favour of BNY Trust Company of Canada.

- 16 -	Loan Agreement

PIN 62122-0295(LT)

1.	Instrument No. TY84495 registered on June 26, 2009 being a name change application.

2.	Instrument No. TY129875 registered on November 3, 2011 being a charge in favour of BNY Trust Company of Canada.

- 17 -	Loan Agreement

SCHEDULE 1.1.91

PERMITTED HEDGING OBLIGATIONS

Schedule 1.1.91 has been redacted as disclosure would be prejudicial to the interests of the Company.

SCHEDULE 4.1.5

CORPORATE STRUCTURE

North American Palladium Ltd. – Corporate Chart

There are 13,129,669 common shares of Lac des Iles Mines Ltd. issued and outstanding. North American Palladium Ltd. is the sole shareholder of such issued and outstanding shares.

SCHEDULE 4.1.6

SHARE CAPITAL

Equity Interest	Convertible Into:

Options:	3,667,499 Common Shares

Convertible Debentures:	14,827,586 Common Shares

Palladium Warrants:	72,000 warrants convertible to Common Shares as follows:

Total Common Shares issuable pursuant to exercise of Palladium Warrants:

=	72,000 warrants x (“Market Price” – “Exercise Price”)

“Share Price”

Where,

“Market Price” means an amount equal to 0.35 times the simple average of the PM fixing prices of an ounce of palladium for each of the 10 trading days prior to the exercise date, multiplied by the simple average of the exchange rate for each of the 10 trading days prior to the exercise date;

“Exercise Price” means an amount equal to 0.35 times US$620 multiplied by the simple average of the exchange rate for each of the 10 trading days prior to the date of issuance hereof and payable in Canadian funds; and

“Share Price” means 93% of the volume-weighted average of the trading prices, in Canadian funds, of the Common Shares on the TSX (or its successors or assigns) for the five trading days prior to the exercise date.

The Borrower has a Restricted Share Unit Plan (“RSU Plan”) under which eligible directors, officers and key employees of the Borrower are entitled to receive awards of restricted share units. Each restricted share unit is equivalent in value to the fair market value of a Common Share on the date of the award and a corresponding liability is established on the balance sheet. The RSU Plan is administered by the board of directors of the Borrower, who determine after considering recommendations made by the Compensation Committee, the number and timing of restricted share units to be awarded and their vesting periods, not to exceed three years. The value of each award is charged to compensation expense over the period of vesting. At each reporting date, the compensation expense and liability are adjusted to reflect the changes in market value of the liability based on the fair values of RSU’s for each vesting period determined using the Black-Scholes model. As of the date hereof, 489,486 restricted share units have been granted and are outstanding.

- 2 -	Loan Agreement

SCHEDULE 4.1.7

AGREEMENTS TO ACQUIRE SHARES

Refer to Schedule 4.1.6.

The Borrower has a corporate stock option plan (the “Stock Option Plan”) to attract, retain and motivate key service providers to the Borrower and its subsidiaries, including directors, officers and employees, and to advance the interests of the Borrowers by providing such persons with the opportunity, through stock options, to acquire an increased proprietary interest in the Borrower.

As at the date hereof, options to acquire 2,667,499 Common Shares have been issued and are outstanding under the Stock Option Plan and, together with the number of Common Shares issuable under awards made under all other securities-based compensation plans of the Company in force at this time, represents approximately 3.63% of the Company’s total issued and outstanding Common Shares.

SCHEDULE 4.1.16

LITIGATION

Class Action

In 2011, the Borrower became aware that a statement of claim had been filed with the Ontario Superior Court of Justice against the Borrower and two of its officers regarding a potential class action lawsuit. The statement of claim sought permission of the court to commence a class action proceeding for alleged misrepresentations in the Borrower’s public disclosure. In 2012, a fresh Statement of Claim was filed increasing the amount of the claim to $100 million. In December 2012, the plaintiffs filed a motion record for certification and for leave. The Borrower has retained legal counsel and intends to vigorously defend the potential claim and is currently negotiating a tolling agreement with respect to the limitation period for the potential action. At this stage, it is not possible for the Borrower to estimate the outcome of the potential action and accordingly, the Borrower has not recorded any associated provisions within its consolidated financial statements at December 31, 2012 or its condensed interim consolidated financial statements at March 31, 2013.

B.R. Davidson Claim

In 2000, Lac Des Iles Mines Ltd. (“LDI”) and B.R. Davidson Mining & Development Ltd. (“Davidson”) entered into a construction contract whereby Davidson agreed to construct an expanded tailings management facility at the LDI mine. LDI declared Davidson to be in default of the contract on February 2, 2001 and made a demand under a performance bond issued by AXA Pacific Insurance Company (“AXA”). Davidson was the principal named in the bond and the indemnitors were Davidson, Atikokan Ready Mix Ltd., Blaine R. Davidson, Bruce R. Davidson and Marlene Davidson. AXA commenced an action against the indemnitors. All of the indemnitors other than Marlene Davidson commenced a third party action against LDI, LDI’s engineers and LDI’s bond broker. The third party action is for $10.9 million in the event that the construction contract is enforced or approximately $3 million in the event the construction contract is not enforced plus other damage claims for a total of between $10 and $15 million plus costs and interest. LDI has a counterclaim against Davidson for $10.7 million in liquidated damages for breach of contract. LDI has approximately $2.6 million in principal and interest judgments against Davidson related to subtrade liens. A pre-trial was held in January 2013 and the matter has now been set down for trial starting in October 2014. At this stage, it is not possible for the Borrower to estimate the outcome of the third party action and counterclaim and accordingly the Borrower has not recorded any associated provisions within its consolidated financial statements at December 31, 2012 or its condensed interim consolidated financial statements at March 31, 2013.

SCHEDULE 4.1.19

MATERIAL CONTRACTS

Schedule 4.1.19 has been redacted as disclosure would be prejudicial to the interests of the Company.

SCHEDULE 4.1.20

MATERIAL PERMITS

Permit Number	Source	Location
6467-96MN59	Underground Mine	16/309438/5449600
8583-8WPL3N	Open Pit	16/308904/5449831
0020-97NJES	Lac des Iles Lake	16/307856/5449701

Permit Number	Permit Name	Date
2018-7X4HML	Industrial Sewage Works	01-Dec-09

SCHEDULE 4.1.21

LOCATION OF TANGIBLE ASSETS

Borrower

Jurisdiction of Formation:	Federal (Canada)

Extra-Provincial Registration:	Quebec

Chief Executive Office:	Royal Bank Plaza, South Tower 200 Bay St. Suite 2350 Toronto ON M5J 2J2

Locations at which the entity maintains its records concerning its accounts receivable:	Royal Bank Plaza, South Tower 200 Bay St. Suite 2350 Toronto ON M5J 2J2

Place(s) of Business:	Royal Bank Plaza, South Tower 200 Bay St. Suite 2350 Toronto ON M5J 2J2

Lac Des Iles Mines, Ltd.

Jurisdiction of Formation:	Federal (Canada)

Extra-Provincial Registration:	N/A

Chief Executive Office:	Royal Bank Plaza, South Tower 200 Bay St. Suite 2350 Toronto ON M5J 2J2

Locations at which the entity maintains its records concerning its accounts receivable:	Royal Bank Plaza, South Tower 200 Bay St. Suite 2350 Toronto ON M5J 2J2

Place(s) of Business:	Royal Bank Plaza, South Tower 200 Bay St. Suite 2350 Toronto ON M5J 2J2 Lac des Iles Mines Ltd. P.O. Box 10547 Thunder Bay ON P7B6T9 556 Tenth Avenue

Thunder Bay ON P7B2R2 715 Hewitson Street, Suite 2002 Thunder Bay ON P7B6B5

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SCHEDULE 4.1.24

ENVIRONMENTAL MATTERS

1. The Lac des Iles mine experienced excess water issues in the summer and fall of 2012. During May of 2012 a major storm event brought excessive water to the mine resulting in elevated levels within the underground workings. The situation was reported to the MOE and Environment Canada and the proposed course of action was to pump the water from underground into the Tailings Management Facility, which then required discharging reclaim water to the environment. This solution was discussed with the MOE and Environment Canada who provided authorization to proceed.

The first samples taken during the emergency discharge were received in June of 2012 and showed elevated suspended solids (“TSS”) above the daily limit within Environment Canada’s legislation. This was not considered an exceedance under Ontario legislation. The event was reported to both jurisdictions and it was determined that the elevated TSS were the result of high winds and high water levels that day. All other results of samples taken on the day of the elevated TSS were found to be within regulated limits.

Surface and ground water levels remained above normal through the summer of 2012 and in late summer a series of intense rain events again caused significant flooding at the mine. This situation was again reported to both the Federal and Provincial Environment personnel and remediation work was undertaken similar to the action taken earlier in the summer. Mine staff requested approval to extend the discharge period beyond the end of November and approval was granted.

2. The Lac des Iles mine has a draft Amended Mine Closure Plan dated October, 2012, which includes cost estimates for the rehabilitation work, the amount of financial assurance provided to cover the cost of the rehabilitation work, and disclosure of all rehabilitation work currently required to restore the site to its former use or condition or to make the site suitable in accordance with the Mining Act.

SCHEDULE 4.1.25

EXISTING DEBT

Refer to Schedule 1.1.90

Letters of Credit

Independent Electricity	1,016,529
Shebandowan reclamation dep	317,466
LDI—Reclamation deposits	8,466,000
LDI—Reclamation deposits	5,588,661

15,388,656

SCHEDULE 4.1.28

AFFILIATE TRANSACTIONS

Payments due to William Biggar pursuant to letter agreement dated September 12, 2012.

SCHEDULE 4.1.29

INTELLECTUAL PROPERTY

Nil.

SCHEDULE 4.1.32

EMPLOYEE MATTERS

Schedule 4.1.32 has been redacted as these matters are confidential.

SCHEDULE 4.1.37

PENSION AND EMPLOYEE PLANS

4.1.37 (f) The Employee Plans provide benefit coverage for dependants following an employee’s death.

SCHEDULE 4.1.39

BANK ACCOUNTS

Schedule 4.1.39 has been redacted as this information is confidential.

SCHEDULE 6.1.4

USE OF PROCEEDS

Schedule 6.1.4 has been redacted as disclosure would be prejudicial to the interests of the Company.

SCHEDULE 6.2.5

CAPITAL EXPENDITURES

Schedule 6.2.5 has been redacted as disclosure would be prejudicial to the interests of the Company.

SCHEDULE 6.4.9

INVESTMENTS

Nil.

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